                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           AMERICA SERVICE GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           AMERICA SERVICE GROUP INC.

                               105 WESTPARK DRIVE
                                   SUITE 300
                           BRENTWOOD, TENNESSEE 37027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
America Service Group Inc.:


     The Annual Meeting of Stockholders of America Service Group Inc. (the "Company") will be held at Bank of America Plaza, Third Floor, 414 Union Street, Nashville, Tennessee, on Monday, August 30, 1999, at 10:00 a.m., local time, to consider and vote on:


          1. The election of directors for the ensuing year;

          2. The ratification of the Company's issuance in a private placement of (i) $15 million aggregate principal amount of the Company's 12% Convertible Bridge Notes due January 26, 2000 (the "Notes") with two detachable warrants (the "Warrants") to purchase an aggregate of 135,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and (ii) 50,000 shares of the Company's Series A Preferred Stock, par value $ .01 per share (the "Preferred Stock," and collectively with the Notes and the Warrants, the "Convertible Securities");

          3. The approval of the issuance of shares of Common Stock and Preferred Stock upon the conversion or exercise, as applicable, of the Convertible Securities;


          4. The approval and adoption of the America Service Group Inc. 1999 Incentive Stock Plan; and



          5. Such other matters as may properly come before the meeting or any adjournments thereof.


     The shares of Common Stock and Preferred Stock referenced in items 2 and 3 above are already authorized by the Company's Certificate of Incorporation. The Company is requesting that the stockholders authorize it to issue shares of Common Stock and Preferred Stock upon the conversion or exercise, as applicable, of the Convertible Securities to comply with a requirement of The Nasdaq Stock Market National Market System which requires stockholder approval of certain issuances of stock. This rule is described in greater detail in the attached proxy statement.


     The close of business on June 22, 1999, has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be maintained during the ten-day period preceding the meeting at the offices of the Company in Brentwood, Tennessee. Your attention is directed to the proxy statement accompanying this notice.


     You are cordially invited to attend the Annual Meeting in person. EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. You may revoke your proxy at any time prior to its use.

                                          By Order of the Board of Directors,


                                         /s/ JEAN L. BYASSEE
                                         ---------------------------------------
                                          JEAN L. BYASSEE
                                          Secretary


Brentwood, Tennessee

July 29, 1999

                           AMERICA SERVICE GROUP INC.

                               105 WESTPARK DRIVE
                                   SUITE 300
                           BRENTWOOD, TENNESSEE 37027

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON AUGUST 30, 1999

                             ---------------------


     This Proxy Statement is furnished to the holders of shares of (i) the $.01 par value per share Common Stock (the "Common Stock") of America Service Group Inc. (the "Company") and (ii) the $.01 par value per share Series A Convertible Preferred Stock of the Company (the "Preferred Stock") in connection with the solicitation by the Company's Board of Directors of proxies for use at the Annual Meeting of Stockholders to be held at Bank of America Plaza, Third Floor, 414 Union Street, Nashville, Tennessee, on Monday, August 30, 1999, at 10:00 a.m. local time, and at any adjournments thereof (the "1999 Annual Meeting"). It is anticipated that this Proxy Statement and accompanying form of proxy will be first sent to stockholders on or about July 29, 1999.


     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies in person, by telephone or otherwise. The Company may also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals at the Company's expense. The Company has retained Corporate Communications, Inc. to aid in solicitation of proxies at a fee of approximately $15,000, plus certain expenses.

                               VOTING PROCEDURES

VOTING STOCK


     Only holders of record of the Common and Preferred Stock, as of the close of business on June 22, 1999 (the "Record Date"), will be entitled to vote at the 1999 Annual Meeting. The Company had outstanding 3,588,613 shares of Common Stock and 50,000 shares of Preferred Stock on the Record Date. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to the stockholders. Each share of Preferred Stock entitles the holder thereof to a number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted as of the Record Date. The holders of shares of Preferred Stock are entitled to vote together with the holders of the Common Stock as a single class on all matters being submitted to the Company's stockholders, except as otherwise stated in this Proxy Statement. As of the Record Date, the holders of the Preferred Stock would be entitled to an aggregate of 529,101 votes based upon an assumed Conversion Price (as defined) of $9.45. The actual number of votes to which the holders of the Preferred Stock will be entitled to vote at the Annual Meeting cannot be determined on the date of this Proxy Statement. The actual Conversion Price will be equal to the average of the average daily closing price of the Common Stock for the 30 consecutive Trading Days prior to the date of the 1999 Annual Meeting. The average of the average daily closing prices of the Common Stock for the 30 consecutive Trading Days (as defined) prior to the Record Date, as reported on the Nasdaq National Market System, was $14.125.


     Stockholders who do not expect to attend the 1999 Annual Meeting are urged to execute and return the enclosed proxy card promptly. Any stockholder signing and returning a proxy may revoke the same at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company or by voting in person at the meeting. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the 1999 Annual Meeting in accordance with the directions given. With respect to the proposal regarding election of directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees, or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to each other proposal being submitted to the stockholders for their consideration, stockholders may (i) vote "FOR" such proposal, (ii) vote "AGAINST" such proposal, or (iii) abstain from voting on such proposal. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of all nominees for director, "FOR" the proposal to ratify the Private Placement (as defined), "FOR" the proposal to authorize the Stock Issuance (as defined) and "FOR" the proposal to approve and adopt the America Service Group Inc. 1999 Incentive Stock Plan (the "Plan"). Management knows of no other matters that may come before the meeting for consideration by the stockholders. However, a signed proxy card will confer authority on the persons named in the enclosed proxy card (the "Proxies") to vote the shares represented thereby in their discretion on any other matter that comes before the meeting. The shares represented by a signed proxy card will be voted in accordance with the instructions indicated thereon with respect to the proposals described in this Proxy Statement and in the discretion of the Proxies on any other matter. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted as indicated above with respect to each of the proposals described in this Proxy Statement and in the discretion of the Proxies on any other matter.


QUORUM AND VOTING REQUIREMENTS


     A quorum at the 1999 Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock and Preferred Stock that are outstanding and entitled to vote. A plurality of the votes entitled to be cast by the holders of all shares of Common Stock and Preferred Stock that are present at the 1999 Annual Meeting and entitled to vote will be necessary to elect the director-nominees listed herein. A majority of the votes entitled to be cast by the holders of all shares of Common Stock that are present at the meeting and entitled to vote will be necessary to ratify the Private Placement and to authorize the Stock Issuance. A majority of the votes entitled to be cast by the holders of all shares of Common Stock and Preferred Stock that are present at the meeting and entitled to vote will be necessary to approve and adopt the Plan. Abstentions and proxies relating to "street name" shares for which brokers have not received voting instructions from the beneficial owner ("Broker Non-Votes") are counted in determining whether a quorum is present. With respect to all matters submitted to the stockholders for their consideration, other than the election of directors, abstentions will be counted as part of the total number of votes cast on such proposals in determining whether the proposals have received the requisite number of favorable votes, whereas Broker Non-Votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any given proposal, whereas Broker Non-Votes will have no effect in determining whether any given proposal has been approved by the stockholders. In the election of directors, the nominees receiving the highest number of votes will be elected. Therefore, withholding authority to vote for a director nominee will have no effect.

          INFORMATION AS TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth certain information, including ownership of the Common Stock, as of March 23, 1999, with respect to: (i) each director or nominee; (ii) each executive officer; and (iii) all directors and executive officers as a group. Except as set forth under the caption "Principal Stockholders" with respect to David A. Freeman, none of such persons owned any shares of Preferred Stock.

                                  PRINCIPAL OCCUPATION OR                NUMBER OF SHARES
                                EMPLOYMENT (BY THE COMPANY    DIRECTOR      OF COMMON
        NAME AND AGE            UNLESS OTHERWISE INDICATED)    SINCE     STOCK OWNED (1)    PERCENTAGE
        ------------           -----------------------------  --------   ----------------   ----------
Michael Catalano, 47           President and Chief Executive    1998           50,666           1.4%
                               Officer since September 1,
                               1998; Executive Vice
                               President of Development,
                               General Counsel and Secretary
                               of the Company from July 1996
                               to September 1, 1998; Senior
                               Vice President Planning and
                               Development and Chief Legal
                               Counsel of Magellan Health
                               Services, Inc. from 1989
                               through February 1996.
William D. Eberle, 75(2)       Chairman of the Executive        1991           49,000(3)        1.4%
                               Committee of the Board of
                               Directors since September 1,
                               1998; Chairman of the Board
                               of Directors from March 1995
                               to September 1, 1998;
                               Chairman, Manchester
                               Associates, Ltd., an
                               international consulting
                               company, since 1995; Of
                               Counsel to Kaye Scholer,
                               Fierman, Hays & Handler, a
                               law firm, since 1993.
David A. Freeman, 37           Member of Ferrer Freeman         1999(3)       679,101(4)       16.1%
                               Thompson & Co., General Part-
                               ner of Health Care Capital
                               Partners L.P. and Health Care
                               Executive Partners L.P., each
                               of which is an investment
                               management company, since
                               October 1995; Managing
                               Director of J.P. Morgan &
                               Co., Inc., an investment
                               banking firm, from Septem-
                               ber 1983 through September
                               1995.
John W. Gildea, 55(5)          Managing Director, Gildea        1986           39,115           1.1%
                               Management Co., an investment
                               management company.
Carol R. Goldberg, 68(6)       President, AVCAR Group, Ltd.,    1991           23,000             *
                               a management consulting firm.
Jeffrey L. McWaters, 42        Chairman, President and Chief     N/A                0            --
                               Executive Officer of
                               Amerigroup Corporation
                               (formerly Americaid, Inc.), a
                               managed health

                                  PRINCIPAL OCCUPATION OR                NUMBER OF SHARES
                                EMPLOYMENT (BY THE COMPANY    DIRECTOR      OF COMMON
        NAME AND AGE            UNLESS OTHERWISE INDICATED)    SINCE     STOCK OWNED (1)    PERCENTAGE
        ------------           -----------------------------  --------   ----------------   ----------
                               care company, since October
                               1994; President and Chief
                               Executive Officer of Options
                               Mental Health, a managed
                               mental health care company
                               and a subsidiary of First
                               Hospital Corporation, from
                               1991 through September 1994.
Richard M. Mastaler, 53        Chairman and Chief Executive      N/A                0            --
                               Officer of CCN Managed Care,
                               Inc., a managed health care
                               company, since August 1997;
                               Executive Vice
                               President -- Mergers and
                               Acquisitions and Product
                               Development of Magellan
                               Health Services, Inc., a
                               managed behavioral health
                               care company, from September
                               1996 through August 1997;
                               President and Chief Execu-
                               tive Officer of Unilab
                               Corporation, a clinical and
                               pathological laboratory, from
                               April 1994 through March
                               1996.
Scott L. Mercy, 37             Chairman and Chief Executive     1996          361,000(7)        9.6%
                               Officer of LifePoint
                               Hospitals, a hospital
                               management company, since
                               September 1998; Chairman of
                               the Board of Directors since
                               September 1, 1998; President
                               and Chief Executive Officer
                               of the Company from April 1,
                               1996 through September 1,
                               1998; Senior Vice
                               President -- Financial
                               Operations of Columbia/HCA
                               Healthcare Corporation from
                               1994 through 1995; Vice
                               President -- Financial
                               Operations and
                               Director -- Financial
                               Operations Support of
                               Hospital Corporation of
                               America from 1987 through
                               1994.
Richard D. Wright, 53          Chairman, President and Chief     N/A                0             *
                               Executive Officer of Covation
                               LLC, a provider of software
                               integration and data
                               management services for
                               health care providers and
                               organizations, since Decem-
                               ber 1998; Co-Founder and
                               Executive Vice President,
                               Corporate Services of PhyCor,
                               Inc., a physi-

                                  PRINCIPAL OCCUPATION OR                NUMBER OF SHARES
                                EMPLOYMENT (BY THE COMPANY    DIRECTOR      OF COMMON
        NAME AND AGE            UNLESS OTHERWISE INDICATED)    SINCE     STOCK OWNED (1)    PERCENTAGE
        ------------           -----------------------------  --------   ----------------   ----------
                               cian practice management com-
                               pany, from 1997 through
                               December 1998; Executive Vice
                               President of Operations from
                               1988 through 1997.
OTHER EXECUTIVE OFFICERS
Gerard F. Boyle, 44            Executive Vice President of        --           25,671             *
                               the Company since February
                               1998; President and Chief
                               Executive Officer of Prison
                               Health Services, Inc., a
                               wholly owned subsidiary of
                               the Company ("PHS"), since
                               March 1998; Vice President of
                               Operations of EMSA Correc-
                               tional Care, Inc., from
                               September 1996 through
                               February 1998; Vice President
                               and Administrator of Sales
                               for EMSA Correctional Care,
                               Inc. from July 1994 through
                               August 1996; Regional
                               Administrator for Operations
                               (Southeast Virginia) for EMSA
                               Correctional Care, Inc. from
                               January 1993 through July
                               1994.
Bruce A. Teal, 37              Executive Vice President and       --           23,807             *
                               Chief Financial Officer of
                               the Company since July 1999;
                               Senior Vice President and
                               Chief Financial Officer of
                               the Company from February
                               1998 through June 1999; Vice
                               President, Controller and
                               Treasurer of the Company from
                               December 1996 through
                               February 1998; Vice President
                               of Financial Operations of
                               Vendell Healthcare, Inc. from
                               October 1992 through November
                               1996.
All continuing Directors and                                                1,251,359          27.9%
  executive officers as a
  group (10 persons)


---------------

  * Less than 1%
(1) Includes the following shares subject to options exercisable presently or within 60 days: Mr. Catalano, 44,000 shares; Mr. Eberle, 48,000 shares; Mr. Freeman, 15,000; Mr. Gildea, 38,000 shares; Ms. Goldberg, 23,000 shares; Mr. Mercy, 175,000 shares; Mr. Boyle, 25,000 shares; Mr. Teal, 22,110 shares; and all continuing directors and executive officers as a group, 390,110 shares.
(2) Mr. Eberle also serves on the Boards of Directors of Ampco-Pittsburgh Corporation, Mitchell Energy & Development Corporation, Konover Property Trust and Showscan Entertainment, Inc.
(3) Mr. Freeman was appointed to the Board of Directors on January 26, 1999 pursuant to the terms of the Securities Purchase Agreement (as defined below). See "Certain Transactions."

(4) Mr. Freeman is deemed to beneficially own the shares of Common Stock which are issuable upon the exercise of the Warrants (as defined) and the conversion of the 50,000 shares of Preferred Stock (the "Initial Preferred Stock") issued on January 26, 1999 to Health Care Capital Partners L.P. ("Capital Partners") and Health Care Executive Partners L.P. ("Executive Partners"). See "Certain Transactions." The Warrants entitle the holders thereof to purchase 135,000 shares of Common Stock. The Preferred Stock is convertible into such number of shares of Common Stock as is determined by dividing the per-share liquidation preference of the Preferred Stock ($100) by the Conversion Price. The Conversion Price is equal to the lower of (i) $9.45 and (ii) the Current Market Price (as defined) of the Common Stock during the 30 consecutive Trading Days prior to the Stockholders Meeting (as defined); provided that, the Conversion Price shall in no event be less than $5.50 per share. Upon conversion of the Initial Preferred Stock, Capital Partners and Executive Partners will be entitled to receive between 529,101 and 909,091 shares of Common Stock, depending upon the applicable Conversion Price. Such shares of Common Stock, together with the 135,000 shares of Common Stock issuable upon exercise of the Warrants, would represent between 15.7% and 22.6% of the outstanding shares of Common Stock. In computing Mr. Freeman's beneficial ownership as reported in the table above, the Company has assumed that Capital Partners and Executive Partners will be entitled to receive 529,101 shares of Common Stock upon conversion of the Initial Preferred Stock (assuming a Conversion Price of $9.45), in addition to the 135,000 shares of Common Stock Capital Partners and Executive Partners will be entitled to receive upon exercise of the Warrants and the 15,000 shares of Common Stock Mr. Freeman is entitled to receive pursuant to the exercise of stock options. See Note 1. If Proposal No. 3 is approved, the Notes (as defined), all of which are held by Capital Partners and Executive Partners, will be converted into Preferred Stock which may in turn be converted into Common Stock. On July 2, 1999, the Company redeemed $7.5 million aggregate principal amount of the Notes. Mr. Freeman will also be deemed to beneficially own any such shares of Preferred Stock or Common Stock owned by Capital Partners and Executive Partners. Upon conversion of the Notes into Preferred Stock and such Preferred Stock into Common Stock, Capital Partners and Executive Partners will be entitled to receive between 793,651 and 1,363,636 shares of Common Stock, depending upon the applicable Conversion Price. Such shares of Common Stock, together with the shares of Common Stock issuable upon exercise of the Warrants and conversion of the Initial Preferred Stock would represent between 29.0% and 40.2% of the shares of Common Stock outstanding following such conversion and exercise. Consequently, including the 15,000 shares of Common Stock Mr. Freeman is entitled to receive pursuant to the exercise of stock options, Mr. Freeman would be deemed to beneficially own between 29.2% and 40.4% of the outstanding shares of Common Stock.
(5) Mr. Gildea also serves on the Boards of Directors of General Chemical Group Inc. and Konover Property Trust.
(6) Ms. Goldberg also serves on the Board of Directors of The Gillette Company and Selfcare, Inc.
(7) Includes 146,000 shares of Common Stock purchased by Mr. Mercy from the Company, 40,000 shares of Common Stock issued under the Old Mercy Agreement (as defined), (which are presently held in the name of his spouse and beneficial ownership of which he disclaims), and options to purchase 175,000 shares of Common Stock. The shares of Common Stock purchased by Mr. Mercy and the shares of Common Stock issued under the Old Mercy Agreement are subject to certain repurchase rights in favor of the Company and Mr. Mercy. See "Executive Compensation -- Employment Agreements."

                             PRINCIPAL STOCKHOLDERS

COMMON STOCK


     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock, as of June 7, 1999, by each person who was known by the Company to own beneficially more than 5% of the Common Stock as of such date, based on information furnished to the Company. Except as otherwise indicated, each person has sole voting and dispositive power with respect to the shares beneficially owned by such person.


                                                                 SHARES
                                                              BENEFICIALLY    % OF SHARES
NAME AND ADDRESS                                                 OWNED        OUTSTANDING
----------------                                              ------------    -----------
A group comprised of Health Care Capital Partners L.P. and
  Health Care Executive Partners L.P........................    679,101(1)        16.1%
Value Partners, Ltd.........................................    525,575(2)        14.7%
  c/o Ewing & Partners
  Suite 808
  4514 Cole Avenue
  Dallas, Texas 75205

                                                                 SHARES
                                                              BENEFICIALLY    % OF SHARES
NAME AND ADDRESS                                                 OWNED        OUTSTANDING
----------------                                              ------------    -----------
A group comprised of J. Carlo Cannell D/B/A Cannell Capital
  Management, Tonga Partners LP, Pleiades Investment
  Partners, LP, the Cuttyhunk Fund Limited and Canal
  Ltd.(3)...................................................    397,300(4)        11.1%
Scott L. Mercy..............................................    361,000(5)         9.6%
  LifePoint Hospitals
  4526 Harding Road
  Nashville, Tennessee 37205
Sirach Capital Management, Inc. ............................    267,000(6)         7.5%
  3323 One Union Square
  Seattle, Washington 98101
Frontier Capital Management Company, Inc....................    194,670(7)         5.4%
  99 Summer Street
  Boston, Massachusetts 02110
A group comprised of Mark E. Brady, Robert J. Suttman, III
  and Ronald Eubel..........................................    190,170(8)         5.3%
  777 Washington Village Drive
  Suite 210
  Dayton, Ohio 45459
A group comprised of Wachovia Corporation and Wachovia Bank,
  N.A. (collectively, the "Wachovia Group").................    183,500(9)         5.1%
  100 North Main Street
  Winston Salem, North Carolina 27104
A group comprised of Sandera Partners, L.P., Sandera Capital
  Management, L.L.C., Sandera Capital, L.L.C., John A.
  Bricker, Jr., Hunt Financial Partners, L.P. (collectively, the "Sandera Group"), and Newcastle Partners, L.P. and
  Mark Schwartz (collectively, the "Newcastle Group")(10)...    155,500(11)        4.4%

---------------

 (1) Includes shares of Common Stock issuable upon exercise of the Warrants and the conversion of the Initial Preferred Stock, which Capital Partners and Executive Partners are deemed to beneficially own, and 15,000 shares subject to options exercisable by David A. Freeman which Capital Partners and Executive Partners are deemed to beneficially own. The Warrants entitle Capital Partners and Executive Partners to purchase 135,000 shares of Common Stock. The Preferred Stock is convertible into such number of shares of Common Stock as is determined by dividing the per-share liquidation preference of the Preferred Stock ($100) by the Conversion Price, which may vary between $5.50 and $9.45. Upon conversion of the Initial Preferred Stock, Capital Partners and Executive Partners will be entitled to receive between 529,101 and 909,091 shares of Common Stock, depending upon the applicable Conversion Price. Such shares of Common Stock, together with the 135,000 shares of Common Stock issuable upon exercise of the Warrants, would represent between 15.7% and 22.6% of the outstanding shares of Common Stock. If Proposal No. 3 is approved, the Notes, all of which are held by Capital Partners and Executive Partners, will be converted into Preferred Stock which may in turn be converted into Common Stock. On July 2, 1999, the Company redeemed $7.5 million aggregate principal amount of their Notes. Upon conversion of the Notes into Preferred Stock and such Preferred Stock into Common Stock, Capital Partners and Executive Partners will be entitled to receive between 793,651 and 1,363,636 shares of Common Stock, depending upon the applicable Conversion Price. Such shares of Common Stock, together with the shares of Common Stock issuable upon exercise of the Warrants and conversion of the Initial Preferred Stock would represent between 29.0% and 40.2% of the shares of Common Stock outstanding following such conversion and exercise.

 (2) Based on Amendment No. 4 to a Schedule 13D filed with the SEC on June 7, 1999. According to such Schedule 13D, each of Ewing & Partners, as general partner of Value Partners, Ltd., and Timothy G. Ewing, as managing general partner of Ewing & Partners, may direct the vote and disposition of the shares of Common Stock owned by Value Partners, Ltd. The business address of Ewing & Partners and Timothy G. Ewing is Suite 808, 4514 Cole Avenue, Dallas, Texas 75205.
 (3) The address of J. Carlo Cannell D/B/A Cannell Capital Management and Tonga Partners LP is 600 California Street, Floor 14, San Francisco, California 94108. The address of Pleiades Investment Partners, LP is 6022 West Chester Pike, Newtown Square, Pennsylvania 19073. The address of the Cuttyhunk Fund Limited is 73 Front Street, Hamilton, HM12, Bermuda. The address of Canal, Ltd. is 9 Church Street, HM 951, Hamilton HM DX, Bermuda.
 (4) Based on a Schedule 13G filed with the SEC on March 1, 1999, J. Carlo Cannell D/B/A Cannell Capital Management beneficially owns 397,300 shares of Common Stock, Tonga Partners, LP beneficially owns 167,800 shares of Common Stock, Pleiades Investment Partners beneficially owns 46,600 shares of Common Stock, the Cuttyhunk Fund Limited beneficially owns 146,200 shares of Common Stock and Canal Ltd. beneficially owns 36,700 shares of Common Stock.
 (5) Includes 146,000 shares of Common Stock purchased by Mr. Mercy from the Company, 40,000 shares of Common Stock issued under the Old Mercy Agreement (which are presently held in the name of his spouse and beneficial ownership of which he disclaims), and options to purchase 175,000 shares of Common Stock. The shares of Common Stock purchased by Mr. Mercy and the shares of Common Stock issued under the Old Mercy Agreement are subject to certain repurchase rights in favor of the Company and Mr. Mercy. See "Executive Compensation -- Employment Agreements."
 (6) Based upon a Schedule 13G filed with the SEC on February 2, 1999.
 (7) Based on a Schedule 13G filed with the SEC on February 27, 1998.
 (8) Based on a Schedule 13G filed with the SEC on March 11, 1999, each of Mark
     E. Brady, Robert J. Suttman and Ronald Eubel beneficially owns 190,170 shares of Common Stock.
 (9) Based on a Schedule 13G filed with the SEC on February 12, 1999, each of Wachovia Corporation and Wachovia Bank, N.A. beneficially owns 183,500 shares of Common Stock.
(10) The address of each member of the Sandera Group is 1601 Elm Street, Suite 4000, Dallas, Texas 75201. The address of each member of the Newcastle Group is 4650 Cole Avenue, Suite 331, Dallas, Texas 75205.
(11) Based upon Amendment No. 1 to Schedule 13G filed with the SEC on February 16, 1999, the Sandera Group beneficially owns 151,500 shares of Common Stock, Newcastle Partners L.P. beneficially owns 4,000 shares and Mark Schwartz beneficially owns 155,500 shares.

PREFERRED STOCK

     Capital Partners owns 48,020 shares of Preferred Stock, which represents approximately 96% of the outstanding shares of Preferred Stock. Executive Partners owns 1,980 shares of Preferred Stock, which represents approximately 4% of the outstanding shares of Preferred Stock. The principal business address of Capital Partners and Executive Partners is c/o Ferrer Freeman Thompson & Co. LLC, The Mill, 10 Glenville Street, Greenwich, Connecticut 06831. The shares of Preferred Stock owned by Capital Partners and Executive Partners constitute all of the outstanding shares of Preferred Stock. The general partner of each of Capital Partners and Executive Partners is Ferrer Freeman Thompson & Co ("FFT"). David A. Freeman, a director and director-nominee of the Company, is a member of FFT and is thereby deemed to beneficially own all of the Preferred Stock owned by Capital Partners and Executive Partners.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and the two most highly compensated executive officers other than the CEO (the "Named Executives") for each of the years 1996 through 1998. The Company has no executive officers other than the individuals named below.


                                          ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                               -----------------------------------------     -----------------------------------------
     NAME AND PRINCIPAL                                     OTHER ANNUAL     RESTRICTED     STOCK         ALL OTHER
          POSITION             YEAR    SALARY     BONUS     COMPENSATION      STOCK($)    OPTIONS(#)   COMPENSATION(1)
     ------------------        ----   --------   --------   ------------     ----------   ----------   ---------------
Scott L. Mercy(2)............  1998   $155,000   $175,375     $    --         $     --          --         $    --
                               1997    190,000         --          --               --          --          16,533
                               1996    138,846         --          --          350,000     175,000           9,223
Michael Catalano(3)..........  1998   $186,862   $187,832     $    --         $     --      62,000         $ 3,454
  President and Chief          1997    165,500         --      56,000(4)            --          --          13,384
  Executive Officer            1996     83,077         --          --               --      60,000           4,452
Gerard F. Boyle(5)...........  1998   $162,413   $ 71,445     $29,068(4)      $     --      85,000         $ 2,500
  Executive Vice               1997         --         --          --               --          --              --
  President and Chief          1996         --         --          --               --          --              --
  Operating Officer
Bruce A. Teal(6).............  1998   $159,259   $160,643     $    --         $     --      33,000         $ 2,500
  Executive Vice               1997    115,000         --          --               --          --             102
  President and Chief          1996      4,423         --          --               --      17,000               9
  Financial Officer


---------------

(1) Includes matching contributions by the Company to its 401(k) Profit Sharing Plan and life and health insurance premiums paid by the Company on behalf of the Named Executives.
(2) Mr. Mercy became President and Chief Executive Officer of the Company on April 1, 1996. Mr. Mercy resigned his position as President and Chief Executive Officer on September 1, 1998.
(3) Mr. Catalano served as Executive Vice President of Development, General Counsel and Secretary of the Company from July 12, 1996 through September 1, 1998. Mr. Catalano became President and Chief Executive Officer of the Company on September 1, 1998.
(4) Represents reimbursement for relocation costs.
(5) Mr. Boyle became Executive Vice President and Chief Operating Officer of the Company on February 12, 1998.

(6) Mr. Teal served as Vice President, Controller and Treasurer of the Company from December 10, 1996 through February 20, 1998. Mr. Teal became Senior Vice President and Chief Financial Officer of the Company on February 20, 1998 and Executive Vice President on July 20, 1999.

STOCK OPTION GRANTS AND VALUES

     The following table sets forth certain information with respect to stock options granted to the Named Executives during 1998 and the potential realizable value of such options.

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                             NUMBER OF                                                     ANNUAL RATE OF
                             SECURITIES     % OF TOTAL                                       STOCK PRICE
                             UNDERLYING    OPTIONS/SARS                                   APPRECIATION FOR
                              OPTIONS/      GRANTED TO    EXERCISE OR                        OPTION TERM
                            SARS GRANTED   EMPLOYEES IN   BASE PRICE     EXPIRATION     ---------------------
NAME                            (#)        FISCAL YEAR      ($/SH)          DATE         5%($)       10%($)
----                        ------------   ------------   -----------   -------------   --------   ----------
Michael Catalano
  Feb. 20, 1998...........     12,000           3.7           9.69      Feb. 20, 2008    73,080      185,280
  Sept. 1, 1998...........     50,000          15.8           8.69      Sept. 1, 2008   273,000      692,000
Gerald Boyle
  Feb. 12, 1998...........     75,000          23.4          9.376      Feb. 12, 2008   442,500    1,120,500
  Sept. 1, 1998...........     10,000           3.1           8.69      Sept. 1, 2008    54,600      138,400
Bruce Teal
  Feb. 20, 1998...........     33,000          10.3           9.69      Feb. 20, 2008   200,970      509,520


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE


     The following table sets forth certain information with respect to option exercises by the Named Executives during 1998 and the value of options owned by the Named Executives at December 31, 1998.

                                                                         NUMBER OF
                                                                   SECURITIES UNDERLYING   VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                                                       AT FY-END(#)          AT FY-END($)(1)
                                         SHARES                    ---------------------   --------------------
                                       ACQUIRED ON      VALUE          EXERCISABLE/            EXERCISABLE/
NAME                                   EXERCISE(#)   REALIZED($)       UNEXERCISABLE          UNEXERCISABLE
----                                   -----------   -----------   ---------------------   --------------------
Scott L. Mercy.......................         --      $     --             175,000/0         $     743,750/-
Michael Catalano.....................         --            --         40,000/82,000               -/225,406
Gerard F. Boyle......................         --            --              0/85,000               -/315,380
Bruce A. Teal........................         --            --         11,220/38,780          41,374/130,643

---------------

(1) Based on the closing price of the Common Stock on the Nasdaq National Market System on December 31, 1998 of $13.00 per share.

EMPLOYMENT AGREEMENTS

     Scott L. Mercy was employed as President and Chief Executive Officer of the Company from April 1, 1996 through September 1, 1998 pursuant to an employment agreement, which was amended on June 30, 1997 (the "Old Mercy Agreement"). The Old Mercy Agreement provided for a minimum annual base salary of $190,000, an annual bonus based upon performance objectives, and such additional compensation as determined by the Compensation Committee from time to time. On September 1, 1998, Mr. Mercy and the Company amended and restated the Old Mercy Agreement (the "New Mercy Agreement") pursuant to which Mr. Mercy was appointed Chairman of the Board of Directors. Pursuant to the New Mercy Agreement, Mr. Mercy was paid a base salary of $60,000 for his service as Chairman of the Board during 1998. For years after 1998, the New Mercy Agreement establishes a minimum annual base salary of $24,000 and such additional compensation as may be determined by the Compensation Committee from time to time. Pursuant to the Old Mercy Agreement, Mr. Mercy purchased 146,000 shares of Common Stock from the Company at $8.75 per share, the mean between the high and low sale prices for the Common Stock on April 1, 1996, received 40,000 shares as a restricted stock award under the Company's Incentive Stock Plan, and was awarded options to purchase 175,000 additional shares of Common Stock, at $8.75 per share. Pursuant to the Old Mercy Agreement the restricted stock and stock options were to vest in installments over four years, or earlier in one-third installments when the closing price of the Common Stock reached $12, $14 and $16, respectively. Mr. Mercy's restricted stock and stock options vested in 1996 when the closing price of the Common Stock exceeded $16 per share. Pursuant to the New Mercy Agreement, Mr. Mercy has the right to require the Company to purchase (and the Company has the right to require Mr. Mercy to sell), at a price not less than $9.90 per share, the purchased shares and the award shares, but not the option shares, upon Mr. Mercy's termination of employment. Mr. Mercy is subject to certain non-competition and confidentiality agreements following termination. The New Mercy Agreement provides for perpetual employment until terminated by 30 days written notice by either party. The New Mercy Agreement also provides that the Board of Directors shall take all necessary actions to ensure that Mr. Mercy is slated as a management nominee to the Board and elected Chairman of the Board during his employment. Pursuant to the New Mercy Agreement, Mr. Mercy may terminate his position as Chairman of the Board, remain a director and otherwise continue his employment under the New Mercy Agreement, unless it is otherwise terminated.

     Michael Catalano was employed as Executive Vice President of Development, General Counsel and Secretary of the Company from July 12, 1996 through September 1, 1998 pursuant to an employment agreement (the "Old Catalano Agreement") which established a minimum annual base salary of $160,000 and such additional compensation as determined by the Compensation Committee from time to time. On September 1, 1998, Mr. Catalano and the Company amended and restated the Old Catalano Agreement (the "New Catalano Agreement") pursuant to which Mr. Catalano was appointed President and Chief Executive Officer of the Company. The New Catalano Agreement establishes a minimum annual base salary of $190,000 and such additional compensation as may be determined by the Compensation Committee from time to time. Pursuant to the Old Catalano Agreement, on July 12, 1996, the Company awarded to Mr. Catalano options to purchase 60,000 shares of Common Stock at an exercise price of $13.125 per share under the Company's Amended Incentive Stock Plan. The stock options vest ratably on each of the succeeding three anniversaries of the date of the options and shall be exercisable for a period of ten years from the date of the grant. Upon termination without cause or a change of control of the Company, all unexercised stock options granted to Mr. Catalano under the Company's Amended Incentive Stock Plan shall accelerate and immediately vest. The issuance of the Preferred Stock to Capital Partners and Executive Partners upon conversion of the Notes would constitute a change of control under the New Catalano Agreement. Also, in the event of termination as a result of death or disability, termination without cause or termination following a change in control of the Company, Mr. Catalano or his estate is entitled to two-year's compensation plus an amount equal to the incentive compensation that Mr. Catalano would have earned in the year of termination, not to be less than 45% of Mr. Catalano's annual base salary on the date of termination. Mr. Catalano is subject to certain non-competition and confidentiality agreements following termination. The New Catalano Agreement provides for perpetual employment until terminated by appropriate written notice by either party. The New Catalano Agreement also provides that the Board of Directors shall take all necessary actions to ensure that Mr. Catalano is slated as a management nominee to the Board during his employment.

     On February 12, 1998, Gerard F. Boyle entered into an employment agreement (the "Boyle Agreement") with the Company pursuant to which he was appointed Executive Vice President and Chief Operating Officer of the Company. The Boyle Agreement establishes a minimum annual salary of $180,000 and such additional compensation as may be determined by the Compensation Committee from time to time. The Boyle Agreement provides for perpetual employment until terminated by either party upon thirty days notice. If there is a change of control of the Company, all unexercised stock options granted to Mr. Boyle under the Company's Amended Incentive Stock Plan shall accelerate and immediately vest. The issuance of the Preferred Stock to Capital Partners and Executive Partners upon conversion of the Notes would constitute a change of control under the Boyle Agreement. Also, in the event of a termination without cause, including termination following a change in control, Mr. Boyle's options shall vest and his annual base salary as of the date of his termination shall be continued for one year following such termination date. Mr. Boyle is subject to certain non-competition and confidentiality agreements following termination.

     On February 20, 1998, Bruce Teal entered into an employment agreement (the "Teal Agreement") with the Company pursuant to which he was appointed Senior Vice President and Chief Financial Officer of the Company. Mr. Teal had been serving as Vice President, Controller and Treasurer of the Company since

December 1996; however, the Company and Mr. Teal had not entered into an employment agreement for his service in that capacity. The Teal Agreement establishes a minimum annual salary of $160,000 and such additional compensation as may be determined by the Compensation Committee from time to time. The Teal Agreement provides for perpetual employment until terminated by either party upon thirty days notice. If there is a change of control of the Company, all unexercised stock options granted to Mr. Teal under the Company's Amended Incentive Stock Plan shall accelerate and immediately vest. The issuance of the Preferred Stock to Capital Partners and Executive Partners upon conversion of the Notes would constitute a change of control under the Teal Agreement. Also, in the event of a termination without cause, including termination following a change in control, Mr. Teal's options shall vest and his annual base salary as of the date of his termination shall be continued for one year following such termination date. Mr. Teal is subject to certain non-competition and confidentiality agreements following termination.

COMPENSATION OF DIRECTORS

     During 1998, the Company granted each non-employee Director options to purchase 4,000 shares of Common Stock at an exercise price of $13.56 per share for serving on the Board and its committees. The Chairman of the Board of Directors of the Company until September 1, 1998, Mr. William D. Eberle, was also paid $25,000 for consulting services which he provided to the Company during 1998. Directors who are also employees of the Company receive no additional compensation from the Company for attendance at Board or committee meetings. Under the terms of the Company's Amended Incentive Stock Plan, any person who is not an employee or independent contractor of the Company and who becomes a Director will receive an option to purchase 15,000 shares of the Common Stock at an exercise price equal to the fair market value of the Common Stock on the date such person becomes a Director. Such options will vest with respect to 25% of the shares covered thereby on each successive anniversary of the date of grant. David A. Freeman was granted such options, effective January 26, 1999, upon his appointment to the Board.

                              CERTAIN TRANSACTIONS

     David A. Freeman, a director and a director-nominee of the Company, is a member of FFT. On January 26, 1999, the Company entered into the Securities Purchase Agreement (as defined) and certain other agreements with Capital Partners and Executive Partners, investment management companies whose general partner is FFT, pursuant to which the Company issued the Convertible Securities to Capital Partners and Executive Partners. See "Ratification of the Private Placement -- Description of the Proposal." On July 2, 1999, the Company redeemed $7.5 million aggregate principal amount of the Notes. Capital Partners and Executive Partners currently own 100% of the outstanding shares of the Preferred Stock, the Notes and the Warrants. In addition, if the Stock Issuance is approved by the Company's stockholders at the 1999 Annual Meeting, Capital Partners and Executive Partners will have the right to receive additional shares of Preferred Stock upon conversion of the Notes and shares of Common Stock upon conversion of the Preferred Stock and the Warrants. Mr. Freeman is deemed to beneficially own the Convertible Securities currently owned by Capital Partners and Executive Partners and will be deemed to beneficially own any additional Convertible Securities or Common Stock acquired by Capital Partners and Executive Partners.

     On the January 26, 1999, the Board of Directors appointed Mr. Freeman to the Board of Directors, pursuant to a provision of the Securities Purchase Agreement which obligated the Company to appoint a designee of Capital Partners and Executive Partners to the Board of Directors on the date of the closing of the Securities Purchase Agreement. See "Ratification of the Private
Placement -- Summary of the Securities Purchase Agreement -- Board of Directors Representation." Pursuant to the Securities Purchase Agreement, if the stockholders approve the Stock Issuance at the 1999 Annual Meeting, the Company will be obligated to increase the number of members of the Board of Directors to nine and to nominate designees of Capital Partners and Executive Partners to three of the nine directorships. Capital Partners and Executive Partners have designated Mr. Freeman, Richard D. Wright and Jeffrey L. McWaters to be nominated to directorships. FFT has a 17.3% ownership interest in Amerigroup Corporation of which Mr. McWaters is Chairman, President and Chief Executive Officer.

     Scott L. Mercy, Chairman of the Board of Directors, is a limited partner of Executive Partners. His interest in Executive Partners represents 1.5% of Executive Partners' capital.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") of the Board of Directors consists of five non-employee members of the Board of Directors. The Incentive Stock Committee (the "Stock Committee"), which is responsible for administering the Company's Amended Incentive Stock Plan, is comprised of Ms. Goldberg, Mr. Bogan, Mr. Bovender, and Mr. Gildea.

EXECUTIVE COMPENSATION POLICIES

     Generally, the Company's executive compensation program is designed to be competitive with that offered by other companies against which the Company competes for executive resources. At the same time, the Company links a significant portion of executive compensation to the achievement of the Company's short- and long-term financial and strategic objectives and to the performance of the Common Stock. The Company's executive compensation program consists of three primary elements: base salary, annual incentive bonus and stock options or other stock benefits. Base salary is intended to be competitive in the marketplace. However, although the Committee considers competitive data, salaries are determined subjectively by the Committee rather than by reference to any specific target group of companies. Base salary is reviewed at a minimum annually and adjusted based on changes in competitive pay levels, the executive's performance as measured against individual, business group, and Company-wide goals, as well as changes in the executive's role in the Company. The Committee awards incentive bonuses to the Named Executives based on the achievement of certain targets and objectives which are set at the beginning of each year. The Company does not make annual stock option or other stock benefit grants to all executives. Rather, the Stock Committee determines each year which, if any, executives will receive benefits, based on individual performance and each executive's existing stock option position.

EXECUTIVE OFFICER COMPENSATION

     On September 1, 1998, the Company promoted Michael Catalano from Executive Vice President of Development and General Counsel to President and Chief Executive Officer of the Company. During February 1998, the Company recruited Gerard F. Boyle to become Executive Vice President and Chief Operating Officer of the Company and the Company promoted Bruce A. Teal from Vice President, Controller and Treasurer to Senior Vice President and Chief Financial Officer of the Company. The base compensation, incentive bonus and stock option agreements entered into by the Company with such individuals were determined by arm's-length negotiations between the Committee and other members of the Board of Directors and such individuals. The Committee believes that the specific base compensation, incentive bonus and stock option arrangements were necessary to attract and retain management of the caliber sought by the Board. Future adjustments of such arrangements will be made in accordance with the general principles outlined above.

     For 1998, the Committee authorized annual bonuses to the Named Executive Officers in amounts equal to up to 45% of base compensation, based upon the performance of the Company against defined objectives, plus certain additional compensation if the Company exceeded the defined objectives. The Company achieved the defined performance objectives. Accordingly, the Committee awarded bonuses for 1998 equal to 45% of each executive officer's base compensation. The amount of such bonuses paid to Messrs. Mercy, Catalano, Boyle and Teal was $66,000, $85,500, $71,445 and $72,000, respectively.

     In October 1997, the Company entered into a merger agreement with MedPartners, Inc. ("MedPartners"), pursuant to which the Company would have been acquired by MedPartners. The Company terminated the merger agreement during the first quarter of 1998 because of a material decline in the value of the proposed merger consideration. The Company's management was required to negotiate a release and settlement agreement with MedPartners pursuant to which the merger agreement was terminated and the Company was compensated for damages it incurred as a result of the termination of the proposed merger. The

Committee awarded Messrs. Mercy, Catalano and Teal cash bonuses of $109,375, $102,332 and $88,643, respectively, and Messrs. Catalano and Teal options to purchase 12,000 and 33,000 shares of Common Stock, respectively, based on their performance in connection with the negotiation of the settlement agreement.

COMPENSATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER


     Michael Catalano has served as President and Chief Executive Officer of the Company since September 1, 1998 pursuant to the New Catalano Agreement. See "Executive Compensation -- Employment Agreements." The terms of the agreement were approved by the Committee and the Stock Committee. During 1998, the Company
(i) paid Mr. Catalano a bonus of $102,332 and awarded him 12,000 stock options in connection with negotiation of the settlement agreement with MedPartners referred to above, (ii) awarded Mr. Catalano 50,000 stock options in connection with his assumption of new responsibilities as President and Chief Executive Officer and (iii) paid Mr. Catalano an incentive bonus of $85,500, equal to 45% of his base annual compensation, based upon the Company achieving defined performance objectives. The Committee believes that the incentive bonuses awarded to Mr. Catalano created an appropriate relationship between Mr. Catalano's level of compensation and the Company's performance.


     Scott L. Mercy served as President and Chief Executive Officer of the Company from April 1, 1996, through September 1, 1998 pursuant to the Old Mercy Agreement. See "Executive Compensation -- Employment Agreements." The terms of the agreement, including the restricted stock awards and stock options issued pursuant to the agreement, were approved by the Committee, the Stock Committee and subsequently by the stockholders. The employment agreement provided for the payment of an annual bonus to Mr. Mercy in an amount to be determined by the Committee based upon the performance of the Company against defined objectives. The target amount of the bonus was to be an amount equal to Mr. Mercy's base compensation, in no event to exceed an amount equal to twice Mr. Mercy's base salary. Amounts less than the target amount could be paid for performance less than the pre-approved performance targets, and cash bonuses in excess of the target amount were to be paid for performance in excess of the pre-approved targets, or otherwise at the discretion of the Committee. Mr. Mercy received a bonus of $66,000 for 1998. During 1998, the Company paid Mr. Mercy an additional cash bonus of $109,375 for his work in connection with the negotiation of the settlement agreement with MedPartners referred to above. The Committee believes that the incentive bonuses awarded to Mr. Mercy created an appropriate relationship between Mr. Mercy's level of compensation and the Company's performance.

     This report by the Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                                          Respectfully submitted by
                                          The Compensation Committee:

                                          CAROL R. GOLDBERG, Chair
                                          THOMAS F. BOGAN
                                          JACK O. BOVENDER, JR.
                                          WILLIAM D. EBERLE
                                          DAVID A. FREEMAN
                                          JOHN W. GILDEA

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee at any time during the last fiscal year served as an officer of, or was employed by, the Company. Furthermore, none of the executive officers of the Company currently serves as a director or member of the compensation committee of any other entity or any other committee of the board of directors of another entity performing similar functions.

                               PERFORMANCE GRAPH

     The following graph sets forth the total return (stock price plus dividends) on a $100 investment in each of (i) the Company's Common Stock, (ii) the Wilshire 5000 Index and (iii) the NASDAQ Health Care Services Index, from December 31, 1993 through December 31, 1998.

                           AMERICA SERVICE GROUP INC.

                            STOCK PERFORMANCE GRAPH

                            CUMULATIVE TOTAL RETURN
         BASED UPON AN INITIAL INVESTMENT OF $100 ON DECEMBER 31, 1993
                           WITH DIVIDENDS REINVESTED
PERFORMANCE GRAPH

                                                    DEC-93    DEC-94    DEC-95    DEC-96    DEC-97    DEC-98
                                                    ------    ------    ------    ------    ------    ------
America Service Group Inc.                          $100      $180      $274      $369      $542      $467
------------------------------------------------------------------------------------------------------------
Wilshire 5000                                       $100      $100      $136      $165      $217      $268
------------------------------------------------------------------------------------------------------------
Nasdaq Health Services Index                        $100      $107      $136      $136      $138      $119
------------------------------------------------------------------------------------------------------------

                     ELECTION OF DIRECTORS (PROPOSAL NO. 1)

     On January 26, 1999, the Board of Directors increased the size of Board of Directors from seven to eight directors and appointed David A. Freeman, a designee of Capital Partners and Executive Partners, to the newly-created vacant directorship pursuant to a provision of the Securities Purchase Agreement which obligated the Company to so increase the size of the Board of Directors and appoint a designee of Capital Partners and Executive Partners to the vacant directorship. If Proposal No. 3 is approved by the Stockholders, the Notes, which are currently outstanding in the aggregate principal amount of $7.5 million, will be converted to Preferred Stock. Upon conversion of the Notes, pursuant to the Securities Purchase Agreement, the Company will further be obligated to increase the size of the Board of Directors to nine directors and to nominate designees of Capital Partners and Executive Partners to three of the directorships. If, however, the stockholders do not approve Proposal No. 3, the Notes will not be converted to Preferred Stock and the Company will be obligated to maintain the number of directors at eight members and to nominate a designee of Capital Partners and Executive Partners to only one of the directorships.

     Accordingly, the number of directors to be elected at the annual meeting will be contingent on whether the stockholders approve Proposal No. 3. In anticipation of the stockholders approving Proposal No. 3, the Board of Directors has increased the size of the Board to nine members and has nominated nine directors, six of whom are Company nominees and three of whom are designees of Capital Partners and Executive Partners. The Company nominees are Michael Catalano, William D. Eberle, John W. Gildea, Carol R. Goldberg, Scott L. Mercy and Richard M. Mastaler. The designees of Capital Partners and Executive Partners are David A. Freeman, Richard D. Wright, and Jeffrey L. McWaters. If Proposal No. 3 is approved by the stockholders, each of these nine nominees, if elected, will become a director and collectively those nine directors will constitute the full Board of Directors.

     If Proposal No. 3 is not approved, the Board of Directors will reduce the number of members of the Board of Directors to six and Capital Partners and Executive Partners will not be entitled to any representation on the Board of Directors. If Proposal No. 3 is not approved by the stockholders, Messrs. Freeman, Wright and McWaters will not become directors, even if they otherwise receive sufficient votes from the stockholders.

     The Board has nominated the nine nominees listed above to serve as a directors until the next annual meeting of stockholders in 2000 or until their successors are elected and qualified. Each of the nominees other than Messrs. Wright, McWaters and Mastaler is currently a member of the Board of Directors. Each nominee has consented to serve on the Board until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. If any of the nominees should be unable to serve for any reason (which management has no reason to anticipate at this time), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or eliminate the vacancy. The affirmative vote of a plurality of votes entitled to be cast by the holders of all shares of Common and Preferred Stock that are present in person or by proxy and entitled to vote at the 1999 Annual Meeting is required to elect the persons nominated.

     Mr. Catalano, the President and Chief Executive Officer of the Company, has entered into the New Catalano Agreement which provides, among other things, that the Board shall, during the term of such employment agreement, take all necessary steps to ensure that Mr. Catalano is slated as a management nominee to the Board. See "Executive Compensation -- Employment Agreements."

     Mr. Mercy, the Chairman of the Board of Directors of the Company, has entered into the New Mercy Agreement which provides, among other things, that the Board shall, during the term of such employment agreement, take all necessary steps to ensure that Mr. Mercy is slated as a management nominee to the Board and is appointed Chairman of the Board. See "Executive
Compensation -- Employment Agreements."

     The Board of Directors recommends a vote FOR each nominee for director.

                     RATIFICATION OF THE PRIVATE PLACEMENT

                               ("PROPOSAL NO. 2")

DESCRIPTION OF THE PROPOSAL

     The Board of Directors is requesting that the stockholders ratify the Company's issuance of (i) $15.0 million aggregate principal amount of the Company's 12% Subordinated Convertible Bridge Notes due January 26, 2000 (the "Notes") with two detachable warrants (the "Warrants") to purchase an aggregate of 135,000 shares of the Common Stock and (ii) 50,000 shares of Preferred Stock (the "Initial Preferred Stock") for an aggregate purchase price of $5.0 million. The Notes, Warrants and Initial Preferred Stock were issued in a private placement (the "Private Placement") which was consummated on January 26, 1999 simultaneously with the Company's acquisition of EMSA Government Services, Inc. ("EMSA"), which was a wholly-owned subsidiary of InPhyNet Administrative Services, Inc. ("InPhyNet"). InPhyNet is a wholly-owned subsidiary of MedPartners. The Notes, Warrants and Preferred Stock are referred to collectively as the "Convertible Securities."

     The material terms of the Securities Purchase Agreement (as defined), the Notes, the Warrants, the Certificate of Designation of the Preferred Stock (the "Preferred Stock Certificate"), the Registration Rights Agreement (as defined), the "Stock Purchase Agreement" (as defined) and the "First Amendment" (as defined) are summarized by the following description of Proposal No. 2 and the summary of Proposal No. 3. Such summaries are qualified in their entirety by reference to all the provisions of such documents, including the definitions therein of certain terms which are not otherwise defined herein. A copy of the Stock Purchase Agreement was filed as an exhibit to the Company's Current Report on Form 8-K which was filed on January 5, 1999. A copy of an amendment to the Securities Purchase Agreement was filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1998. Copies of all of the other documents listed above were filed as exhibits to the Company's Current Report on Form 8-K which was filed on February 10, 1999.

RATIONALE FOR THE PROPOSAL

     Pursuant to the Private Placement, the Company issued $15.0 million aggregate principal amount of the Notes, which bear interest at 12% per annum, the Initial Preferred and the Warrants. The Initial Preferred Stock and the Warrants may be converted into shares of Common Stock which would represent between 15.7% and 22.6% of the outstanding Common Stock, although if Proposal No. 3 is not approved by the stockholders, the maximum number of shares of Common Stock the Company may issue upon conversion of the Preferred Stock and exercise of the Warrants may not exceed 19.9% of the outstanding Common Stock. In addition, if Proposal No. 3 is approved, the Notes, which are currently outstanding in the aggregate principal amount of $7.5 million, may be converted into or exercised for shares of Common Stock which together with the shares of Common Stock issuable upon conversion of the Initial Preferred Stock and exercise of the Warrants would represent between 29.0% and 40.2% of the shares of Common Stock outstanding following such conversion and exercise. As discussed below, the Board of Directors concluded, prior to the issuance of the Convertible Securities, that the consideration paid or received by the Company, as the case may be, (i) for EMSA, (ii) for the Convertible Securities and (iii) for the Senior Debt (as defined), with all such transactions being taken as a whole, was fair, from a financial point of view, to the holders of shares of Common Stock. See "-- Recommendation of the Board of Directors." However, the Board was unable to seek approval of the issuance of the Convertible Securities from the Company's stockholders because of time constraints imposed by the Company's pending acquisition of EMSA. The Board of Directors has determined to seek stockholder ratification of the Private Placement in order to preclude, or enhance its defense against, a subsequent stockholder challenge to the Private Placement. The failure of the stockholders to approve Proposal No. 2 will not result in a recision of the Private Placement.

EFFECT OF THE ADOPTION OF THE PROPOSAL

     Stockholder approval of Proposal No. 2 will result in ratification of the Private Placement which, pursuant to Delaware law, will either preclude a subsequent stockholder challenge to the Private Placement or will enhance the ability of the Board of Directors to successfully defend such a claim, depending on the effect a particular court gives to the ratification. Under Delaware law, a stockholder could bring an action against the Board of Directors challenging the Directors' approval of the Private Placement as a breach of their fiduciary duties to the stockholders. The Board of Directors does not believe there is any basis for such a claim and is unaware of any pending or threatened challenge to the Private Placement. However, if the stockholders approve Proposal No. 2, the stockholders of the Company, or any one or more of them, will either lose the right to challenge the Private Placement or will have greater difficulty in successfully bringing such a claim. The failure of the stockholders to approve Proposal No. 2 will not result in a recision of the Private Placement. The shares of Initial Preferred Stock issued in the Private Placement and the shares of Common Stock issuable upon conversion of the Initial Preferred Stock and exercise of the Warrants are already authorized by the Company's Certificate of Incorporation. The Board of Directors is not requesting that the stockholders authorize additional shares of the Company's capital stock.

INTERESTS OF CERTAIN PERSONS

     Certain members of the Board of Directors have interests in the approval of Proposal No. 2 which are in addition to the interests of the Company's stockholders. See "Certain Transactions" for a description of such interests.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends that each stockholder vote in favor of Proposal No. 2. A majority of the votes entitled to be cast by the holders of all shares of Common Stock that are present at the meeting and entitled to vote will be necessary to adopt Proposal No. 2. In connection with entering into the Securities Purchase Agreement, Capital Partners and Executive Partners entered into a letter agreement with Scott L. Mercy, the Chairman of the Board of Directors, pursuant to which Mr. Mercy agreed to vote his shares of Common Stock, and granted Capital Partners and Executive Partners a proxy to vote his shares of Common Stock, (i) to approve the Stock Issuance and any transactions appropriate to implement the Stock Issuance, (ii) against actions or agreements that would result in a material breach of the Securities Purchase Agreement and (iii) against any action or agreement that would impede, interfere with or attempt to discourage approval of the Stock Issuance. As of the Record Date, Mr. Mercy owned 146,000 shares of Common Stock, representing approximately 4.1% of the outstanding shares of Common Stock as of such date.


     The Fairness Opinion. The Company retained SunTrust Equitable Securities Corporation ("SunTrust Equitable") to act as financial advisor in connection with the EMSA acquisition, the issuance of the Convertible Securities and the incurrence of the Senior Debt. On December 18, 1998, SunTrust Equitable delivered an oral opinion to the Board of Directors, confirmed in writing, that, based upon and subject to factors and assumptions set forth in the opinion, and as of the date of such opinion, the consideration to be paid or received by the Company, as the case may be, (i) for the outstanding shares of EMSA's common stock (the "EMSA Stock"), (ii) for the Convertible Securities and (iii) for the Senior Debt, with all such transactions being taken as a whole, is fair, from a financial point of view, to the holders of shares of the Common Stock. SunTrust Equitable subsequently confirmed its opinion in writing on January 26, 1999, the date of the consummation of the EMSA acquisition.


     The full text of the SunTrust Equitable opinion, which sets forth assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached to this Proxy Statement as Annex A. The SunTrust Equitable opinion is not a recommendation to any stockholder of the Company as to how to vote on Proposal No. 2. This summary of the SunTrust Equitable opinion is qualified in its entirety by reference to the full text of the SunTrust Equitable opinion.

     In arriving at its opinion, SunTrust Equitable considered certain publicly-available information as well as other information concerning the Company, MedPartners and EMSA, which was provided to SunTrust Equitable by the Company. The information considered included:

     - the Stock Purchase Agreement;

     - the term sheet, dated November 13, 1998, entered into between the Company and FFT regarding the Convertible Securities (the "Convertible Securities Term Sheet");

     - the term sheet, dated November 13, 1998, entered into between the Company and NationsBank regarding the Senior Debt (the "Senior Debt Term Sheet");

     - financial reports and forecasts provided by the Company and EMSA;

     - the financial terms of precedent transactions involving public and private companies, including both health maintenance organizations ("HMOs") and corrections companies ("Corrections Companies");

     - the financial position and operating results of three different sets of public companies comprising HMOs, physician practice management companies ("PPMs"), and Corrections Companies; and

     - the anticipated pro forma financial effects of the EMSA acquisition to the Company.

     SunTrust Equitable also held discussions with the management and representatives of the Company and EMSA concerning the historical and current operations, financial condition, business, strategic objectives and prospects and the anticipated benefits of the EMSA acquisition to the Company. Furthermore, SunTrust Equitable conducted such additional financial analyses and considered such other factors as it deemed appropriate.

     In rendering its opinion, SunTrust Equitable relied upon, without independent verification, the accuracy and completeness of the information reviewed. SunTrust Equitable assumed that the financial projections provided by the Company and EMSA were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of the Company and EMSA concerning the future financial performance of the Company and EMSA and the potential strategic implications and operational benefits anticipated from the EMSA acquisition. SunTrust Equitable has not made any independent valuation or appraisal of the assets or liabilities of EMSA, nor has SunTrust Equitable been furnished with such appraisals. The SunTrust Equitable opinion does not address the solvency of the Company.

     SunTrust Equitable further assumed that:

     - the Company would acquire the EMSA Stock under the Stock Purchase Agreement, with each of the parties performing everything required to be done by it under the Stock Purchase Agreement and with all conditions to each party's obligations being satisfied without waiver, except to the extent that any non-compliance or waiver would not be material to SunTrust Equitable's analysis;

     - all material governmental, regulatory or other approvals and consents required in connection with the consummation of the EMSA acquisition would be obtained, without any restrictions, amendments or waivers which would have a material adverse effect on EMSA or the Company or materially reduce the contemplated benefits of the EMSA acquisition;

     - definitive documents would be negotiated and executed with respect to the Convertible Securities and the Senior Debt which contain terms and conditions reasonably customary for such securities and indebtedness that currently are available to similarly situated entities; and

     - the terms of the Convertible Securities and the Senior Debt in the definitive documents relating thereto would not vary from the terms set forth in the Convertible Securities Term Sheet or the Senior Debt Term Sheet, as the case may be, in any regard that would be material to its analysis.

     The SunTrust Equitable opinion is based upon economic, monetary, stock market and other conditions existing as of the date of such opinion and does not address the fairness of the consideration to be paid or received by the Company, as the case may be, in these transactions as of any other date. Furthermore, forecasts of future financial performance prepared by the Company and EMSA and relied on by SunTrust Equitable may not be indicative of future results because such analyses contain assumptions as to industry performance, general business and economic conditions and other matters beyond the control of the Company and EMSA.

     The SunTrust Equitable opinion encompasses the consideration to be paid or received by the Company, as the case may be, (i) for the EMSA Stock, (ii) for the Convertible Securities and (iii) for the Senior Debt, with all such transactions being taken as a whole. As such, the SunTrust Equitable opinion should be considered in its entirety.

     The following paragraphs summarize the material quantitative analyses performed by SunTrust Equitable in arriving at the opinion delivered to the Company's Board.

     Analysis of Certain Publicly-Traded Companies. Due to the unique nature of the Company's business, SunTrust Equitable selected certain companies from industries which it considered to have aspects of comparability to the Company and EMSA and their respective businesses: HMOs, due to similarities between the nature of their businesses and their funding sources; PPMs, because of the market's view of EMSA as a subsidiary of MedPartners and the market's assessment of PPMs generally; and Corrections Companies, which is the sector to which the Company and EMSA provide their services. Using publicly-available information, SunTrust Equitable reviewed the current stock prices, market capitalization and debt levels relative to various historical operating measures and earnings expectations forecasted by securities analysts. SunTrust Equitable noted that, based upon closing stock market prices and multiples on December 15, 1998, the $67.0 million in cash paid by the Company (the "Acquisition Consideration") was within the range of multiples of the publicly-traded companies it considered. The implied multiple of Acquisition Consideration to EMSA's 1998 estimated EBITDA was 8.8x. To the extent the $27.6 million working capital surplus is deducted from the Acquisition Consideration of $67.0 million (resulting in adjusted Acquisition Consideration of $39.4 million), the EMSA acquisition implies an EBITDA multiple of 5.2x.

                                                                TRAILING 12 MONTH
                                                                 EBITDA MULTIPLE
                                                              ----------------------
                                                              HIGH    LOW    AVERAGE
                                                              -----   ----   -------
HMOs........................................................  10.2x   3.9x     7.9x
PPMs........................................................  17.0x   3.9x     8.2x
Corrections Companies.......................................  19.9x   7.4x    13.6x

     Discounted Cash Flow Analysis. Using the information provided by the Company, SunTrust Equitable performed a standalone discounted cash flow analysis for EMSA. Based upon this analysis, SunTrust Equitable noted that the value of the Acquisition Consideration to be paid by the Company was below the range of the values calculated by this analysis.

                                                                                            EMSA
                                                          LOW              HIGH        PURCHASE PRICE
                                                     --------------   --------------   --------------
Implied adjusted enterprise value(1)...............  $102.6 million   $141.9 million   $67.0 million

---------------

(1) Including a working capital surplus of $27.6 million.

     Analysis of Precedent Acquisition Transactions. Using publicly-available information, SunTrust Equitable reviewed precedent merger and acquisition transactions involving public and private companies, including both HMOs and Corrections Companies. SunTrust Equitable examined 47 transactions involving HMOs since May 8, 1992, and 37 transactions involving Corrections Companies since February 1, 1993. Each transaction was evaluated for the aggregate transaction value relative to various financial measures for the targets in the most recent twelve-month period preceding the acquisition.

                                                              HMOS   CORRECTIONS   EMSA
                                                              ----   -----------   ----
Aggregate Transaction Value to:
  Trailing 12 months revenues...............................  1.0x      0.9x       0.4x
  Trailing 12 months gross profit...........................  5.8x      2.6x       5.5x
  Trailing 12 months EBITDA.................................  9.9x      5.3x       8.8x(1)

---------------

(1) Based upon Acquisition Consideration of $67.0 million. The deduction of a working capital surplus of $27.6 million would imply Acquisition Consideration of $39.6 million and an EBITDA multiple of 5.2x.

     Pro Forma Combination Analysis. SunTrust Equitable analyzed certain pro forma effects resulting from the EMSA acquisition. This pro forma combination analysis involved estimating the potential financial impact of the proposed transaction on the historical and projected financial performance of the Company. This analysis incorporated purchase accounting adjustments, assumptions with respect to structure and financing for the EMSA acquisition, and the effects of the cash utilized to fund the EMSA acquisition as well as the operating contribution of EMSA to the Company's financial performance. Based upon this analysis and assuming conversion of the Notes, SunTrust Equitable noted that the Company could contemplate a transaction in excess of the Acquisition Consideration which would not be dilutive to the Company's forecasted earnings for 1999.

Evaluation of Financing

     In its evaluation of the contemplated financing for the EMSA acquisition, SunTrust Equitable considered that the Company intended to finance the EMSA acquisition with a combination of (i) cash on hand, (ii) the Senior Debt and,
(iii) the proceeds from the sale of the Convertible Securities. SunTrust Equitable noted that certain terms of the Convertible Securities, including the ultimate conversion price of the Preferred Stock, were dependent upon the market price for the Common Stock during certain periods set forth in the Convertible Securities Term Sheet. These presently unascertainable variables could lead to a number of different outcomes. Accordingly, SunTrust Equitable analyzed two different scenarios:

     - The base case assumed (i) Capital Partners and Executive Partners acquired $15.0 million of Notes and $5.0 million of Preferred Stock from the Company, (ii) the Company acquired EMSA for approximately $67.0 million, (iii) the Notes are converted into Preferred Stock on June 30, 1999 and (iv) the Common Stock price appreciates modestly during the conversion price adjustment period.

     - The pessimistic case assumed (i) Capital Partners and Executive Partners acquired $15.0 million of Notes and $5.0 million of Preferred Stock from the Company, (ii) the Company acquired EMSA for approximately $67.0 million, (iii) the Notes are not converted into Preferred Stock and (iv) the Common Stock price does not appreciate during the conversion price adjustment period.

     SunTrust Equitable analyzed each of these scenarios with respect to (i) the impact on the Company's future financial performance, (ii) the covenants associated with the Senior Debt pursuant to the Credit Facility (as defined), and (iii) the percentage ownership of the Common Stock which might be owned by the purchasers of the Convertible Securities as a result of the potential adjustment in the conversion price of the Preferred Stock. The following table summarizes SunTrust Equitable's evaluation of the financing of the EMSA acquisition with the Convertible Securities and the Senior Debt:

                                                        BASE CASE         PESSIMISTIC CASE
                                                      --------------      -----------------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Purchase price......................................  $      67,000         $     67,000
Estimated transaction costs.........................          2,500                2,500
                                                      -------------         ------------
Total uses..........................................         69,500               69,500

                                                        BASE CASE         PESSIMISTIC CASE
                                                      --------------      -----------------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Notes issued........................................         15,000               15,000
Initial Preferred Stock.............................          5,000                5,000
Senior Debt drawn...................................         47,000               47,000
Cash used...........................................          2,500                2,500
                                                      -------------         ------------
Total sources.......................................         69,500               69,500
Notes converted.....................................  June 30, 1999                   No
Conversion price per share for Initial Preferred
  Stock.............................................  $        9.45         $       5.50
Common Shares issued upon conversion................      2,116,402              909,091
Warrants issued.....................................        135,000              135,000
Capital Partners and Executive Partners percentage
  ownership of ASG(1),(2)...........................          38.7%                22.6%
Covenants violated in 1999..........................           None                 None
Covenants violated in 2000 (and thereafter).........           None         Fixed Charge
Senior Debt retired.................................           2002                 2003

---------------

(1) Based on approximately 3.6 million shares of Common Stock outstanding.
(2) Although the pessimistic case indicates Capital Partners and Executive Partners ownership of 22.6%, the Convertible Securities Term Sheet limits the ownership of Capital Partners and Executive Partners to 19.9% prior to stockholder approval.

     SunTrust Equitable, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the past, SunTrust Equitable has performed investment banking and financial advisory services for the Company. In early 1998, it received a fee of $85,000 in connection with the proposed merger of the Company with and into MedPartners, which was not consummated. In the ordinary course of business, SunTrust Equitable trades the equity securities of the Company and MedPartners for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such companies' securities.

     Pursuant to the engagement letter between the Company and SunTrust Equitable in connection with the contemplated transactions, the Company has paid SunTrust Equitable a fee of $325,000. The Company has also agreed to reimburse SunTrust Equitable for the expenses reasonably incurred by it in connection with its engagement (including reasonable counsel fees) and to indemnify SunTrust Equitable and its officers, directors, employees, agents and controlling persons against certain liabilities in connection with its services, including those arising under federal securities laws.

THE EMSA ACQUISITION

     On January 26, 1999, the Company purchased all of the outstanding stock of EMSA for $67.0 million in cash pursuant to a Stock Purchase Agreement, dated as of December 18, 1998 (the "Stock Purchase Agreement"), as amended by the First Amendment to Stock Purchase Agreement, dated as of January 26, 1999 (the "First Amendment"), between the Company and InPhyNet.

     EMSA conducts its operations through two wholly-owned subsidiaries, EMSA Correctional Care, Inc. ("EMSA Correctional") and EMSA Military Services, Inc. ("EMSA Military"), each of which the Company acquired pursuant to its acquisition of EMSA. EMSA Correctional provides comprehensive managed health care solutions to state and local correctional facilities, managing health care for approximately 70,000 inmates. Following the EMSA acquisition, the Company, through EMSA Correctional and Prison Health Services, Inc., the Company's operating subsidiary, manages health care for approximately 133,000 inmates in 25 states. EMSA Military contracts with the U.S. Department of Defense (the "DOD") and the Veterans Administration (the "VA") to provide emergency medicine and primary health care services to active and retired military personnel and their dependents at medical facilities operated by the DOD and the

VA. EMSA Military currently provides such services for military personnel and their dependents at 10 DOD and VA medical facilities.

     The purchase price paid to InPhyNet was subject to increase or decrease on a dollar-for-dollar basis by an amount equal to the amount by which EMSA's working capital (as defined in the Stock Purchase Agreement), as reflected on its balance sheet as of January 25, 1999 (the "Closing Date Balance Sheet"), was in excess of or was less than $27.6 million. The Closing Date Balance Sheet reflected working capital of $24.0 million. Accordingly, InPhyNet repaid $3.6 million of the purchase price. The Company will account for the EMSA acquisition using the purchase method of accounting.

     In connection with the EMSA acquisition, the Company and all of its subsidiaries, including EMSA, EMSA Correctional and EMSA Military, entered into an Amended and Restated Credit Agreement, dated as of January 26, 1999, with NationsBank, as Administrative Agent and Issuing Bank, which provides for a senior, secured revolving credit facility (the "Credit Facility") of up to $52.0 million (the "Senior Debt"). The Company also entered into a Securities Purchase Agreement, dated as of January 26, 1999, with Capital Partners and Executive Partners. The Company amended the Securities Purchase Agreement on June 17, 1999. The Securities Purchase Agreement, as amended is referred to in this Proxy Statement as the "Securities Purchase Agreement." The Company used approximately $47.0 million in borrowings under the Credit Facility and the aggregate $20.0 million in proceeds received from the Private Placement to partially finance the EMSA acquisition. The Company used its cash on hand to finance the remainder of the purchase price for the EMSA acquisition

SUMMARY OF THE NOTES

     General. The aggregate principal amount of the outstanding Notes is currently $7.5 million, the Company having redeemed $7.5 million of the Notes on July 2, 1999. The Notes will mature on January 26, 2000 and are subject to annual interest on the unpaid principal at a rate of 12%. As long as the Notes remain outstanding, interest on the Notes is due and payable monthly, in arrears, in cash at the rate of 1% per month. At maturity, the aggregate principal amount of the Notes, plus accrued and unpaid interest, is payable in cash. The Notes are unsecured and subordinated to all indebtedness of the Company arising under the Credit Facility.

     Timing of Stockholder Approval of the Convertible Securities. The Securities Purchase Agreement obligates the Company to convene a meeting of the Company's stockholders (the "Stockholder Meeting") to consider and vote upon ratifying the issuance of the Warrants and the Initial Preferred Stock and to authorize the Stock Issuance as soon as practicable following the Closing Date, but no later than August 31, 1999. Within 30 days after the obtaining stockholder approval of the Stock Issuance (the "Stockholder Approval"), the Company is also obligated have the Common Stock issuable upon conversion of Preferred Stock approved for listing on Nasdaq (the "Nasdaq Approval").

     Conversion Rights. At the option of the holders of not less than 66-2/3% of the outstanding Notes, the Notes are convertible into shares of Preferred Stock at a conversion ratio of one share of Preferred Stock for each $100 of outstanding principal amount of Notes (the "Conversion Ratio") at any time after the Closing Date, provided that the Stockholder Approval has been obtained. At the option of the Company, the Notes are convertible at any time into shares of Preferred Stock at the Conversion Ratio, provided (i) the Stockholder Approval and Nasdaq Approval have been obtained, (ii) the Current Market Price (as defined) of the Common Stock exceeded $5.50 per share during the 30 consecutive Trading Days (as defined) immediately preceding the Stockholder Meeting, and
(ii) certain other conditions are satisfied. Upon conversion of the Notes, the Company will pay all accrued and unpaid interest in cash to the holders thereof.

     Penalty Interest. If the Company (i) fails to convene the Stockholders Meeting on or before August 31, 1999, (ii) fails to take other actions with respect to convening the Stockholders Meeting and seeking Stockholder Approval on or before August 31, 1999, (iii) fails to obtain the Nasdaq Approval within 30 days after the Stockholder Approval (the "Conversion Defaults"), or (iv) fails to pay the principal of and accrued and unpaid interest due on the Notes at maturity, the interest on the Notes will immediately increase by 0.05% per month and will further increase by 0.05% per month during which such Conversion Default or failure to pay principal and interest on the Notes at maturity continues, but in no event will the monthly interest rate exceed 1.5% (which is equivalent to an annual interest rate of 18%) (the "Penalty Interest"). The Company will not be obligated to pay the Penalty Interest until the maturity of the Notes if (i) the sole reason the Company fails to obtain Stockholder Approval is the failure of the holders of the Common Stock to approve the Stock Issuance at a meeting duly called and convened in accordance with the Securities Purchase Agreement (a "Stockholder Rejection"), and (ii) prior to the Stockholder Rejection, none of the Conversion Defaults exists and SunTrust Equitable has not withdrawn the Fairness Opinion.

     Redemption. On July 2, 1999, the Company redeemed $7.5 million aggregate principal amount of the Notes pursuant to an optional redemption provision of the Securities Purchase Agreement. The Company may redeem the remaining outstanding Notes, in whole but not in part, at its option at any time following the Closing Date at a redemption price equal to the outstanding principal amount of the Notes plus any accrued but unpaid interest to the date of redemption, in cash (the "Redemption Price") if (a) the Company shall have duly convened the Stockholders Meeting and (b) the Company is entitled to defer the payment of the Penalty Interest until the maturity of the Notes, as described above. If a Change of Control (as defined) occurs prior to the Company providing notice to the holders of the Notes that it will redeem the Notes, the Redemption Price of each Note shall be equal to the Notes Change of Control Price (as defined) for 90 days following the date the Company mails notice of such Change of Control to the holders of the Notes. The aggregate redemption price of the outstanding Notes is $7.5 million, plus any accrued and unpaid interest. As is required by the terms of the Notes, the Company pays the interest on unpaid principal amount of the Notes monthly, in arrears, at the rate of 1% per month. Prior to the redemption of the Notes, the monthly interest was $150,000. Following the redemption of the Notes, monthly interest will be $75,000. See "Approval of the Stock Issuance -- Description of the Proposal."

     Change of Control. In the event that there is a Change of Control, any record holder of Notes may require the Company to redeem any or all of the Notes held by such holder for an amount (the "Notes Change of Control Price") equal to the greater of (i) the outstanding principal amount of such Notes or (ii) the form and amount of consideration that such holder would have received had such holder converted such Notes into Preferred Stock and converted such Preferred Stock into Common Stock, plus all accrued and unpaid interest on the Notes being redeemed, to and including the date of redemption, in cash.


     Acceleration of the Notes. Pursuant to the Securities Purchase Agreement, the holders of 66-2/3% of the outstanding principal amount of the Notes may declare the entire outstanding principal balance of the Notes to be due and payable upon the occurrence of an Event of Default (as defined). In addition to certain other Events of Default described in the Securities Purchase Agreement, the receipt of the Nasdaq Approval by the Company and the requirement that the Company convene the Stockholder Meeting by August 31, 1999 are each Events of Default under the Securities Purchase Agreement.


SUMMARY OF THE WARRANTS

     The Warrants entitle the holder thereof to purchase 135,000 shares of Common Stock, at any time following the Closing Date until January 26, 2006, at the price per share, subject to reduction as described below, equal to the lower of (i) $9.45 and (ii) the closing sale price of the Common Stock for the thirty
(30) consecutive Trading Days prior to the Stockholder Meeting, provided that such price shall in no event be less than $5.50 per share (the "Warrant Exercise Price").

     Upon the occurrence of any of the Conversion Defaults, the Warrant Exercise Price will be reduced to $.01; provided, however, that the Warrant Exercise Price will not be reduced to $.01 until the maturity of the Notes, if (i) the sole reason the Company fails to obtain Stockholder Approval is a Stockholder Rejection and (ii) prior to the Stockholder Rejection, none of the Conversion Defaults exists and SunTrust Equitable has not withdrawn the Fairness Opinion. The term Stockholder Rejection means that the sole reason the Company fails to obtain Stockholder Approval is the failure of the holders of the Common Stock to approve the Stock Issuance at a meeting duly called and convened in accordance with the Securities Purchase Agreement. In addition, unless by such time the Company has converted or redeemed all of the Notes, the Warrant Exercise Price will decrease by $1.00 on the last business day of each month, beginning on August 31, 1999 through and including December 31, 1999, provided that the Warrant Exercise Price will not be decreased below the par value of the Common Stock. The Warrant Exercise Price will also be reduced to $.01 per share upon a Change of Control or the maturity date of the Notes. Notwithstanding the foregoing, in connection with the Company's redemption of $7.5 million aggregate principal amount of the Notes on July 2, 1999, the Warrant Exercise Price for one-half the Warrants held by each entity was reduced to $.01.

     In any event, the Warrant Exercise Price will be adjusted if there is a stock split, stock dividend, combination, reclassification or similar event with respect to the Common Stock, if certain distributions with respect to the Common Stock are made, if the Company issues shares of Common Stock or securities convertible into Common Stock under certain terms and in the event of certain mergers, certain consolidations, or a sale or transfer of all or substantially all of the Company's assets.

SUMMARY OF THE PREFERRED STOCK

     The rights, preferences and privileges of the Preferred Stock are set forth in the Preferred Stock Certificate which the Company filed with the Secretary of State of the State of Delaware simultaneously with the issuance of the Initial Preferred Stock.


     Designation, Number and Rank. The Preferred Stock Certificate authorizes 500,000 shares of Preferred Stock, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased (i) prior to conversion or redemption of all of the Notes and (ii) after conversion or redemption of all of the Notes, below the number of then outstanding shares of Preferred Stock. The Company may issue (i) up to 50,000 shares of the Preferred Stock as an original issuance, (ii) up to 75,000 shares of the Preferred Stock upon conversion of the Notes, and (iii) such number of additional shares as may be required to pay dividends on the Preferred Stock in shares of Additional Preferred Stock (as defined).


     Subject to certain exceptions, the Preferred Stock ranks senior to the Common Stock and all other existing or future capital stock of the Company with respect to dividend rights and rights on liquidation, dissolution or winding up of the Corporation.

     Dividends. Each share of Preferred Stock entitles the holder thereof to receive cumulative dividends at an annual rate equal to 5% from and after the date of issuance of such share of Preferred Stock (the "Issue Date"). Dividends shall be (i) computed on the basis of the Liquidation Preference (as defined);
(ii) accrue and be payable quarterly (each, a "Quarterly Dividend"), and (iii) payable in cash; provided, however, that if payment of cash dividends is restricted by the terms of any instrument or agreement relating to the Senior Debt or any other senior indebtedness of the Company, such dividends shall be payable in additional Preferred Stock ("Additional Preferred Stock"), which shall be issued on the date such dividend would otherwise be paid.

     The Company may not pay dividends or make distributions in cash, shares of stock or other property on the Common Stock or other capital stock of the Company unless (i) all accumulated and unpaid dividends on the Preferred Stock have been paid and (ii) at the same time, the same dividend or distribution is declared or paid or set apart, as the case may be, on the Preferred Stock and is payable on the same date, at the rate per share of Preferred Stock based upon the number of shares of Common Stock into which each share of Preferred Stock is convertible on the record date for such dividend or distribution (a "Permitted Dividend").

     In the event that (i) any Quarterly Dividend shall not have been paid in full, whether in cash or in kind, (ii) an event of default under the Securities Purchase Agreement (an "Event of Default") shall have occurred and be continuing for 30 days following the date notice of such event is required to be given, or
(iii) the Company fails to redeem in full the shares of Preferred Stock on the Mandatory Redemption Date (as defined), whether or not by reason of the absence of legally available funds, then, in any such case, the holders of Preferred Stock shall be entitled to annual dividends (in addition to any dividend otherwise payable) at a rate of 7.0% from the applicable payment date for the Quarterly Dividend or date of such breach, or Event of Default or failure to redeem, as the case may be, through the date of payment of such dividend, cure of such breach or Event of Default or redemption, as the case may be (a "Penalty Dividend").

     Voting. Each share of Preferred Stock entitles the holder thereof to vote on all matters submitted to a vote of the stockholders of the Company, voting together as a single class with the holders of Common Stock. Each share of Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock is convertible on the record date for such vote.

     So long as all of the shares of the Initial Preferred Stock and the shares of Preferred Stock issuable upon conversion of the Notes (collectively, the "FFT Preferred Stock") are outstanding, the Company may not take any of the following actions (each, a "Fundamental Change") without first obtaining the approval of the holders of 66-2/3% of the outstanding shares of Preferred Stock (the "66-2/3% Holders"): (i) sell all or substantially all of the assets of the Company or undertake a merger or consolidation transaction in which the stockholders of the Company immediately prior to the transaction possess less than 50% of the voting securities of the surviving entity immediately after the transaction; (ii) effect a reclassification or recapitalization of the issued and outstanding capital stock of the Company; or (iii) file a petition in bankruptcy for relief pursuant to the Federal Bankruptcy Code of 1978, as amended, consent to the appointment of or taking possession by a receiver (or other similar official) of the Company or an assignment for the benefit of the Company's creditors or take any similar action.

     The affirmative vote of the 66-2/3% Holders is necessary to: (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes or series within a class of the Company's capital stock ranking prior to (either as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up), or pari passu with, the Preferred Stock, subject to certain exceptions; (ii) increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Preferred Stock other than upon the conversion of the Notes or to issue Additional Preferred Stock; or (iii) authorize, adopt or approve an amendment to the Company's Certificate of Incorporation or the Preferred Stock Certificate which would increase or decrease the par value of the Preferred Stock, or alter or change the powers, preferences or special rights of the Preferred Stock.

     Certain Restrictions. The Company shall not declare or pay dividends, or make any other distributions, on any shares of Parity Stock or Junior Stock, except for Permitted Dividends, at any time when (i) any Quarterly or Penalty Dividend payable on the Preferred Stock has not been paid in full, (ii) an Event of Default has occurred and has continued 30 days following the date notice of such event is required to be given, (iii) the Company has failed to redeem in full the shares of Preferred Stock on the Mandatory Redemption Date, (iv) the Company has defaulted on certain of its indebtedness, (v) the occurrence of an early termination date with respect to any interest rate swap agreement entered into by the Company as the result of the occurrence of an event of default pursuant to the swap agreement or (vi) a Fundamental Change has occurred and is continuing. "Parity Stock" means any capital stock of the Company ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock. "Junior Stock" means any capital stock of the Company ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock.

     Subject to certain exceptions, the Company shall not, and shall not permit any of its subsidiaries to, redeem, repurchase or otherwise acquire any shares of Preferred Stock, Parity Stock or Junior Stock at any time when dividends payable on the Preferred Stock have not been paid in full, whether in cash or in kind, or any of the events set forth in clauses (i) through (iv) in the preceding paragraph has occurred and is continuing.

     Redemption. On July 26, 2006 (the "Mandatory Redemption Date"), the Company shall be required to redeem each outstanding share of Preferred Stock by paying the Liquidation Preference (as defined) in cash (the "Redemption Price") for each such share of Preferred Stock.

     The Company has the right, at its sole option, to redeem the Preferred Stock, in an amount not less than one-third of the amount of FFT Preferred Stock, for a per share amount equal to the Redemption Price; provided, however, that, (i) the Company shall not be permitted to redeem any shares of Preferred Stock on or prior to June 30, 2001 unless the Current Market Price per share of the Common Stock is equal to or greater than the Conversion Price multiplied by 225% for at least 45 consecutive Trading Days immediately preceding the date of the notice of redemption from the Company (the "Redemption Notice") and (ii) the Company shall not be permitted to redeem any shares of Preferred Stock any time after June 30, 2001 unless the Current Market Price per share of the Common Stock is equal to or greater than the Conversion Price multiplied by 225% for at least 30 consecutive Trading Days immediately preceding the date of the Redemption Notice.

     If a Change of Control occurs prior to the delivery of a Redemption Notice, the Redemption Price of each share of Preferred Stock shall be equal to the Change of Control Price for 90 days following the date the Company mails notice of such Change of Control to the holders of the Preferred Stock.

     As of June 30, 1999, the per share Redemption Price for the Preferred Stock was $102.18 and the aggregate Redemption Price for the Initial Preferred Stock was $5,108,904.

     Change of Control. In the event that there occurs a Change of Control, any record holder of Preferred Stock may require the Company to redeem any or all of the Preferred Stock held by such holder for an amount ("Change of Control Price") equal to the greater of (i) $150.00 per share of Preferred Stock, plus any accrued and unpaid dividends or (ii) the form and amount of consideration that such holder would have received had such holder converted such Preferred Stock into Common Stock prior to the Change of Control.

     Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, each holder of outstanding shares of Preferred Stock is entitled to receive $100.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such share), plus an amount equal to all accrued but unpaid dividends on such share ("Liquidation Preference") before any distribution shall be made to the holders of shares of Junior Stock or Parity Stock.

     Conversion. Each share of Preferred Stock is convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $100.00 by the Conversion Price (as defined) at the option of the holder at any time after the Issue Date and prior to the close of business on the day prior to a date which the Company has set to redeem such shares of Preferred Stock. If the Company elects to redeem any shares of Preferred Stock, the right of the holders of the Preferred Stock to convert such shares of Preferred Stock will terminate the close of business on the business day preceding the date fixed for redemption. The Company shall pay to each holder of shares of Preferred Stock an amount equal to any accrued and unpaid dividends on the shares of Preferred Stock surrendered for conversion to the date of such conversion.

     The Conversion Price is equal to the lower of (i) $9.45 per share and (ii) the Current Market Price of the Common Stock during the 30 consecutive Trading Days prior to the Stockholders Meeting; provided that, the Conversion Price shall in no event be less than $5.50 per share. Notwithstanding the foregoing, the Warrants and the terms of the Preferred Stock each provide that, prior to the date of Stockholder Approval, the maximum number of shares of Common Stock that will be issued or be issuable upon exercise of the Warrants together with the shares of Common Stock that will be issued or be issuable upon conversion of the Preferred Stock, may not exceed 19.9% of the Company's outstanding Common Stock. However, if prior to Stockholder Approval the total number of shares of Common Stock which are issuable upon exercise of the Warrants and conversion of the Preferred Stock would exceed 19.9% but for the 19.9% limitation described in the previous sentence, following Stockholder Approval the number of shares of Common Stock which are issuable will be recalculated to give effect to the full amount of shares of Common Stock that would have been issuable but for such limitation.

     Except with respect to the shares of Preferred Stock which have been converted or redeemed prior to June 30, 2001, if (i) the Conversion Price exceeds $8.00 per share and (ii) during the period beginning on the earlier of
(x) June 30, 2000 and (y) the date twelve months after the Stockholders Meeting and ending on June 30, 2001, the Current Market Price of Common Stock per share does not exceed 225% of the Initial Conversion Price for 45 consecutive Trading Days, the Conversion Price shall be reduced to $8.00. Except with respect to the shares of Preferred Stock which have been converted or redeemed prior to June 30, 2001, if (i) the Conversion Price exceeds $8.00 per share and (ii) during the period beginning on the earlier of (x) June 30, 2000 and (y) the date twelve months after the Stockholders Meeting and ending on June 30,

2001, the Current Market Price of Common Stock per share is more than 225% but less than 250% of the Initial Conversion Price for 45 consecutive Trading Days, the Conversion Price shall be reduced to an amount equal to the product of the Conversion Price multiplied by a quotient, the numerator of which shall equal the sum of (x) the Initial Conversion Price and (y) $8.00 and the denominator of which shall be 2.

     In any event, the Conversion Price will be adjusted if there is a stock split, stock dividend, combination, reclassification or similar event with respect to the Common Stock, if certain distributions with respect to the Common Stock are made, if the Company issues shares of Common Stock or securities convertible into Common Stock under certain terms and in the event of certain mergers, certain consolidations, or a sale or transfer of all or substantially all of the Company's assets.

SUMMARY OF THE SECURITIES PURCHASE AGREEMENT

     Board of Directors Representation. Pursuant to the Securities Purchase Agreement, on the Closing Date, the Board of Directors increased the size of the Board of Directors from seven to eight directors and appointed David A. Freeman, a designee of Capital Partners and Executive Partners, to the newly-created vacant directorship. Following the conversion of the Notes and for so long as Capital Partners and Executive Partners and their affiliates and affiliates of FFT own the percentage of FFT Preferred Stock or the Common Stock issuable upon conversion of the FFT Preferred Stock specified in the table below, the Company will be obligated to appoint the number of designees of Capital Partners and Executive Partners specified in such table (the "FFT Directors").

PERCENTAGE OF FFT PREFERRED                                                   NUMBER OF FFT
STOCK/COMMON STOCK                                            SIZE OF BOARD     DIRECTORS
---------------------------                                   -------------   -------------
Greater than or equal to 62.5%..............................        9               3
Less than 62.5%, but greater than 33-1/3%...................        8               2
Less than or equal to 33-1/3%, but greater than 25%.........        7               1

     At each subsequent annual meeting of the Company, the Company will be obligated to nominate and recommend the number of designees of Capital Partners and Executive Partners as directors corresponding to the ownership of the FFT Preferred Stock by Capital Partners and Executive Partners at such time and to maintain the corresponding size of the Board, as indicated above. Executive Partners and Capital Partners will not have the right to designate a nominee to the Board if they, their affiliates and affiliates of FFT own 25% or less of the FFT Preferred Stock. If the Notes are converted into shares of Preferred Stock, Capital Partners and Executive Partners will own all of the FFT Preferred Stock, or the resulting Common Stock. Therefore, the Company will be obligated to maintain a nine member Board of Directors and FFT will be entitled to designate three nominees to the Board of Directors.

     Additional Agreements Contingent on Conversion of the Notes. At any time any Notes remain outstanding, the Securities Purchase Agreement, among other things prohibits (i) the Company from violating certain financial ratios and tests, (ii) subject to certain exceptions, any of the Company's subsidiaries from incurring any indebtedness or guaranteeing any indebtedness of the Company other than any borrowings under the Credit Facility or the outstanding principal amount of the Notes, (iii) the Company from incurring any additional indebtedness unless such indebtedness is pari passu with, or subordinate in right of payment to, the Notes; (iv) the Company and its subsidiaries from extending credit or making any form of investment in any other entity; (v) the Company from permitting any of its subsidiaries to issue any capital stock and
(vi) the Company and its subsidiaries from taking any action which might restrict the ability of the Company's subsidiaries to pay dividends, make distributions, repay indebtedness, make loans or transfer assets to the Company or its other subsidiaries or guarantee any indebtedness of the Company or its other subsidiaries (collectively, the "Notes Covenants").

     Continuing Agreements. At any time that any Notes or one-third of the FFT Preferred Stock remains outstanding, the Securities Purchase Agreement obligates the Company to, among other things (i) satisfy certain financial ratios and tests, (ii) not issue any debt securities convertible or exchangeable into Common Stock or any equity securities ranking senior to or on a parity with the Preferred Stock, (iii) not to, and not permit any of its subsidiaries to, declare or pay any dividend on, or make any other distribution in respect of, or redeem, purchase or otherwise acquire any shares of Common Stock or any shares of Parity Stock or Junior Stock.

     Registration Rights Agreement. The Company entered into a Registration Rights Agreement, dated January 26, 1999 (the "Registration Rights Agreement"), with Capital Partners and Executive Partners pursuant to which it agreed to register the Common Stock issuable upon conversion of the FFT Preferred Stock and the Warrants for resale by the holders thereof.

CERTAIN DEFINITIONS.

     The following terms have the meanings indicated:

          "Change of Control" means: (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becoming, in a transaction or series of related transactions, the beneficial owner of voting securities entitled to exercise 50% or more of the total voting power of all outstanding voting securities of the Company (including any voting securities that are not then outstanding of which such person or group is deemed the beneficial owner) (the "Control Party"); (ii) the acquisition of beneficial ownership of 20 percent or more of the number of voting securities of the Company by any person or group, together with contractual rights, which would enable such person or group to prevent a merger, consolidation or sale of all or substantially all of the assets or other sale of the Company; (iii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office, or (iv) sale of all or substantially all of the assets of the Company.

          "Current Market Price" when used with reference to shares of Common Stock or other securities on any date, shall mean the closing sale price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing sale prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the closing sale price in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the closing sale price as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the closing sale price, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors based on an opinion of an independent investment banking firm acceptable to holders of a majority of the shares of Preferred Stock.

          "Fair Market Value" means, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices of such shares of securities for each day of the five consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors or a committee thereof.

          "Trading Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the States of New York or Tennessee are authorized or obligated by law or executive order to close or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

                         APPROVAL OF THE STOCK ISSUANCE

                                (PROPOSAL NO. 3)

DESCRIPTION OF THE PROPOSAL

     The Board of Directors is asking that the stockholders approve the issuance of the shares of Preferred Stock that are issuable upon conversion of the Notes, which are currently outstanding in the aggregate principal amount of $7.5 million, and the shares of Common Stock that are issuable upon conversion or exercise of the Warrants and Preferred Stock (the "Stock Issuance").

RATIONALE FOR THE PROPOSAL

     The Common Stock is currently traded on The Nasdaq Stock Market National Market System maintained by the National Association of Securities Dealers, Inc. ("Nasdaq"). The rules of Nasdaq require that the Company obtain stockholder approval in connection with the acquisition of the stock or assets of another company if, due to the present or potential issuance of Common Stock, or securities convertible into or exercisable for Common Stock, other than a public offering for cash, the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock or securities. The conversion of the Notes into shares of Preferred Stock and the issuance of shares of Common Stock upon the conversion or exercise of the Convertible Securities would cause the number of shares of Common Stock issuable in connection with the securities issued in connection with the Company's acquisition of EMSA to exceed 20% of the number of shares of Common Stock outstanding. Therefore, the Board of Directors is seeking the stockholders' approval of the Stock Issuance.

EFFECT OF THE ADOPTION OF THE PROPOSAL

     The vote of the stockholders on Proposal No. 3 will determine whether the Notes may be converted into the shares of Preferred Stock, which may in turn be converted into Common Stock. If Proposal No. 3 is approved, the Notes will be converted into shares of Preferred Stock. If Proposal No. 3 is not approved, the Notes will remain outstanding until their maturity or earlier redemption. The conversion of the Notes into Preferred Stock and Common Stock will have the effects on the Company described below. The Warrants may be exercised and the Initial Preferred Stock may be converted into Common Stock whether or not Proposal No. 3 is adopted. However, if Proposal No. 3 is not approved by the stockholders, the maximum number of shares of Common Stock issuable upon exercise of the Warrants together with the shares of Common Stock that may be issued upon conversion of the Initial Preferred Stock may not exceed 19.9% of the Company's outstanding Common Stock. The shares of the Initial Preferred Stock and the shares of Preferred Stock and Common Stock which would be issuable pursuant to the Stock Issuance are already authorized by the Company's Certificate of Incorporation. The Company is requesting stockholder approval of the Stock Issuance in order to comply with the Nasdaq rule described above that requires stockholder approval of certain issuance of stock. See " -- Rationale for the Proposal."

     The issuance of shares of Common Stock upon the conversion of the Preferred Stock that would be issuable upon conversion of the Notes would be dilutive to the interests of the holders of the currently outstanding shares of Common Stock. If the stockholders approve Proposal No. 3, the Notes may be converted into an aggregate of 75,000 shares of Preferred Stock. The Preferred Stock is convertible into such number of shares of Common Stock as is determined by dividing the per-share liquidation preference of the Preferred Stock ($100) by the Conversion Price. The Conversion Price is equal to the lower of (i) $9.45 and (ii) the Current Market Price of the Common Stock during the 30 consecutive Trading Days prior to the

Stockholders Meeting; provided that, the Conversion Price shall in no event be less than $5.50 per share. Upon conversion of the Notes into Preferred Stock and such Preferred Stock into Common Stock, Capital Partners and Executive Partners would be entitled to receive between 793,651 and 1,363,636 shares of Common Stock, depending upon the applicable Conversion Price. Such shares of Common Stock, together with the shares of Common Stock issuable upon exercise of the Warrants and conversion of the Initial Preferred Stock, would represent between 29.0% and 40.2% of the shares of Common Stock outstanding following such conversion and exercise. The dilutive effect of the conversion of the Convertible Securities may also negatively affect the market price of the Common Stock.


     If the stockholders fail to adopt Proposal No. 3, the Company will suffer certain adverse financial consequences, as follows: (i) the Company will be required to secure sufficient financing to redeem the Notes on their maturity date, January 26, 2000; (ii) if the Notes are not so redeemed, effective as of such maturity date (x) the interest rate on the Notes will increase by 0.05% per month, to a maximum monthly interest rate of 1.5% (which is equivalent to an annual interest rate of 18%), (y) the holders of the Initial Preferred Stock will be entitled to receive annual dividends (in addition to any dividend otherwise payable) at a rate of 7.0% until the Notes are redeemed, and (z) the exercise price of the Warrants will be reduced to $0.01. (As noted above, however, the exercise price of one-half of the Warrants has been reduced to $0.01 as a result of the Company's redemption of $7.5 million aggregate principal amount of the Notes on July 2, 1999.) The aggregate redemption price of the Notes is $7.5 million, plus any accrued and unpaid interest. As is required by the terms of the Notes, the Company pays the interest on unpaid principal amount of the Notes monthly, in arrears, at the rate of 1% per month, which is equal to $75,000 per month.


     There can be no assurance that the Company will be able to obtain the financing required to redeem the Notes on their maturity date, or, if the Company is able to obtain such financing, that the terms of such financing would be favorable to the Company. The Company's ability to obtain such financing is restricted pursuant to the terms of the Credit Facility. If the Company is unable to refinance the Notes, the Company could be in default with respect to certain covenants contained in the Credit Facility. Such defaults could permit acceleration of the indebtedness outstanding pursuant to the Credit Facility.

     The Securities Purchase Agreement obligates the Company to comply with the Notes Covenants as long as any of the Notes remain outstanding. If the stockholders approve Proposal No. 3, the Notes will be converted to Preferred Stock and the Company will no longer be obligated to comply with the Notes Covenants. See "Ratification of the Private Placement -- Summary of the Securities Purchase Agreement -- Additional Agreements Contingent on Conversion of the Notes" for a description of the Notes Covenants.

INTERESTS OF CERTAIN PERSONS

     Certain members of the Board of Directors have interests in the approval of Proposal No. 3 which are in addition to the interests of the Company's stockholders. See "Certain Transactions" for a description of such interests.

RECOMMENDATION OF THE BOARD OF DIRECTORS


     The Board of Directors unanimously recommends that each stockholder vote in favor of Proposal No. 3. A majority of the votes entitled to be cast by the holders of all shares of Common Stock that are present at the meeting and entitled to vote will be necessary to adopt Proposal No. 3. In connection with entering into the Securities Purchase Agreement, Capital Partners and Executive Partners entered into a letter agreement with Scott L. Mercy, the Chairman of the Board of Directors, pursuant to which Mr. Mercy agreed to vote his shares of Common Stock, and granted Capital Partners and Executive Partners a proxy to vote his shares of Common Stock, (i) to approve the Stock Issuance and any transactions appropriate to implement the Stock Issuance, (ii) against actions or agreements that would result in a material breach of the Securities Purchase Agreement and (iii) against any action or agreement that would impede, interfere with or attempt to discourage approval of the Stock Issuance. As of the Record Date, Mr. Mercy owned 146,000 shares of Common Stock, representing approximately 4.1% of the outstanding shares of Common Stock as of such date.

             APPROVAL AND ADOPTION OF THE 1999 INCENTIVE STOCK PLAN

                                (PROPOSAL NO. 4)

GENERAL


     On April 16, 1999, the Board of Directors approved and adopted the America Service Group Inc. 1999 Incentive Stock Plan (the "Plan") and subject to stockholder approval, the Plan will become effective as of April 16, 1999. A copy of the Plan is attached hereto as Annex B. The Board of Directors unanimously recommends that the stockholders vote for approval and adoption of the Plan.


SUMMARY OF THE PLAN

     The primary purpose of the Plan is to attract, retain and motivate selected employees and outside directors of the Company. The following discussion summarizes the principal features of the Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan.

     Administration. The Plan will be administered by the Incentive Stock Committee, a committee of two or more directors serving on the Board. Each director, while a member of the Committee, must in addition satisfy the requirements for a "non-employee" director under Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Exchange Act") and an "outside director" under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). All grants under the Plan will be evidenced by a certificate that will incorporate such terms and conditions as the Committee deems necessary or appropriate.


     Coverage and Participants. The Plan will provide for the issuance of stock options ("Stock Options") and restricted stock ("Restricted Stock") to certain of the Company's key employees and outside directors, for the issuance of stock appreciation rights ("SARs") to certain of the Company's key employees and for the purchase of shares of Common Stock and the extension of loans to certain of the Company's key employees and outside directors to permit them to purchase such shares of Common Stock. A key employee shall be any employee of, or any independent contractor providing consulting or advisory services to, the Company (or any subsidiary, parent, or affiliate of the Company) designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of the Company.



     Initial Share Authorization. There will be 786,000 shares of Common Stock available for use under the Plan. However, no key employee in any calendar year may be granted a Stock Option to purchase more than 100,000 shares of Common Stock or an SAR with respect to more than 100,000 shares of Common Stock.



     Stock Options. Under the Plan, either incentive stock options ("ISOs"), which are intended to qualify for special tax treatment under Code Section 422, or non-incentive stock options ("Non-ISOs") may be granted to key employees by the Committee. Each Stock Option granted under the Plan entitles the holder thereof to purchase the number of shares of Common Stock specified in the grant at the option price specified in the related stock option certificate. The terms and conditions of each Stock Option granted under the Plan will be determined by the Committee, but no Stock Option will be granted at an exercise price which is less than the fair market value of the Common Stock as determined on the grant date in accordance with the Plan. Non-ISO's granted upon the purchase of Common Stock under the Plan will be granted at an exercise price which is not less than the greater of (i) the fair market value of the Common Stock as determined on the grant date in accordance with the Plan and (ii) $9.45. In addition, if the Stock Option is an ISO that is granted to a ten percent shareholder of the Company, the option price may be no less than 110% of the fair market value of the shares of Common Stock on the grant date. An ISO by its terms may not be exercisable more than ten years from the grant date or, if the ISO is granted to a ten percent shareholder of the Company, it may not be exercisable more than five years from the grant date. Moreover, no participant may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000.



     The Committee may grant a Non-ISO to each outside director, upon nomination, pending election to the Board by the Company's stockholders, or as of the first day he or she first serves as an outside director to purchase a number of shares of Common Stock that is determined by the Committee in its absolute discretion, and such number shall be the same for each outside director whose service as such starts on such date. Such number is currently 15,000. In addition, the Committee may grant a Non-ISO to each outside director who is serving as such on the date of the Company's annual stockholder's meeting to purchase a number of shares of Common Stock that is determined by the Committee in its absolute discretion and such number shall be the same for each outside director who is serving as such on such date. Such number is currently 6,000.


     Stock Appreciation Rights. SARs may be granted by the Committee to key employees under the Plan. SARs entitle the holder to receive an amount equal to the excess of the fair market value of one share of Common Stock as of the date such right is exercised over the baseline price specified in the SAR (the "SAR Value"), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for an SAR will be the fair market value of a share of Common Stock as determined on the grant date. SARs may be granted as part of a Stock Option or as stand-alone SARs.

     Restricted Stock. Restricted Stock may be granted by the Committee to key employees and outside directors subject to such terms and conditions, if any, as the Committee acting in its absolute discretion deems appropriate. The Committee, in its discretion, may prescribe that a key employee's or outside director's rights in a Restricted Stock award will be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the key employee or outside director continue employment or service with the Company for a specified period or that the Company or the key employee or outside director achieve stated performance or other objectives. Each grant of Restricted Stock shall be evidenced by a certificate which will specify what rights, if any, a key employee or outside director has with respect to such Restricted Stock as well as any conditions applicable to the Restricted Stock.

     Non-transferability. No Stock Option, SAR or Restricted Stock will be transferable (absent the Committee's consent) by a key employee or an outside director other than by will or by the laws of descent and distribution, and any Stock Option or SAR will (absent the Committee's consent) be exercisable during a key employee's or outside director's lifetime only by the key employee or outside director. Shares of Common Stock purchased under the Plan are transferrable in accordance with rules set forth in the Plan.


     Share Purchase Program. The Committee acting in its absolute discretion may (subject to such terms and conditions as the Committee deems appropriate under the circumstance) offer a key employee or outside director the right to purchase at fair market value under the Plan on any date shares of Common Stock having an aggregate fair market value of no less than $7,500 and no more than $150,000 for a key employee and no less than $7,500 and no more than $37,500 for an outside director. No share of Common Stock purchased by a key employee or an outside director under the Plan shall be transferable unless such transfer is made subject to all the terms and conditions set forth in the Plan.



     Upon the key employee's voluntary termination of employment or a termination of key employee for "cause" or upon the voluntary termination of the director's service as such or the termination of the director's service as such for "cause" (all as determined by the Committee in its discretion), the Company shall have the right (but not the obligation) to purchase from the key employee or director (or his or her transferee) at any time during the period determined by the Committee acting in its absolute discretion that starts on the date of such termination and that runs no longer than six months, and the key employee or director (or his or her transferee) shall have the obligation to sell to the Company, for a price equal to the purchase price of the Common Stock plus, if a loan was extended to the key employee or outside director under the Plan to permit the key employee or outside director to purchase such shares of Common Stock, the interest paid on the loan, the shares of Common Stock purchased by the key employee or outside director under the Plan plus any additional shares attributable to such shares.



     The Committee acting in its absolute direction may grant to any Key Employee or outside director who purchases shares of Common Stock under the Plan a Non-ISO under the Plan to purchase a number of shares of Common Stock that is determined by the Committee acting in its absolute discretion and that is not less than two times the number of shares of Stock purchased and not more than three times the number of shares of stock purchased.

     The Option Price for any such Non-ISO shall be no less than the greater of the fair market value of a share of Common Stock on the date the Non-ISO is granted or $9.45 per share. Except as expressly provided in the Plan, any such Non-ISO shall be granted subject to such terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, and such terms and conditions shall be set forth in an Option Certificate evidencing the grant of such Non-ISO.

     No such Non-ISO shall be exercisable on any date unless the key employee or the outside director continues to hold on such date 100% of the shares of Common Stock he or she purchased in order to receive the grant of such Non-ISO, and such Non-ISO shall be forfeited in full if the key employee's employment terminates or the outside director's service as such terminates before the fourth anniversary of the date such Non-ISO is granted to such key employee or outside director; provided, however, that if the key employee's employment terminates involuntarily other than for "cause" or if the outside director's service as such terminates involuntarily other than for "cause" (all as determined by the Committee acting in its absolute discretion), then the key employee or the outside director shall have the right to exercise the Non-ISO with respect to:

          (1) one-fourth of the shares of Common Stock underlying the grant of the Non-ISO (rounding down to the nearest whole number) if he or she remained a key employee or outside director until the first anniversary of the date the Non-ISO was granted;

          (2) half of the shares of Common Stock underlying the grant of the Non-ISO (rounding down to the nearest whole number) if he or she remained a key employee or outside director until the second anniversary of the date the Non-ISO was granted; and

          (3) three-fourths of the shares of Common Stock underlying the grant of the Non-ISO (rounding down to the nearest whole number) if he or she remained a key employee or outside director until the third anniversary of the date the Non-ISO was granted;

provided, further, that if the key employee's employment terminates involuntarily other than for "cause" or if the outside director's service as such terminates involuntarily other than for "cause" (all as determined by the Committee in its discretion) on any date before or after the fourth anniversary of the date the Non-ISO was granted, the key employee or the outside director shall have the right to exercise the Non-ISO (to the extent exercisable under the Plan as of the date his or her employment or service so terminates) until the earlier of (A) the expiration of the six-month period immediately following the date his or her employment or service so terminates or (B) the date that is the tenth anniversary of the date the Non-ISO is granted.


     The Committee acting in its absolute discretion may cause the Company to extend a loan to a key employee or outside director to permit the key employee or outside director to purchase shares of Common Stock under the Plan, and any such loan must have a principal amount that is no less than $7,500 and no more than $150,000 for key employees and $37,500 for outside directors. The term of any such loan shall be fixed and shall be set by the Committee acting in its absolute discretion, and any such loan shall bear interest at the "applicable Federal rate" (as defined in Code Section 7872 and the regulations thereunder (including any final, proposed and temporary regulations)) for a term loan. All of the terms and conditions of any such loan (except as expressly provided under the Plan) will be determined by the Committee acting in its absolute discretion at the time of the loan.



     No share of Common Stock purchased with the proceeds of a loan extended pursuant to the Plan may be transferred by the key employee or the outside director until the principal amount of and any accrued interest on such loan is repaid in full; provided, however, that such shares may be sold to repay the loan, as determined by the Committee acting in its discretion. The aggregate principal amount of all loans outstanding under the Plan to key employees and outside directors on any date shall not exceed $1,300,000.


     Upon the termination of the key employee's employment for any reason or upon the termination of director's service as such for any reason, such loan shall become due and payable in full within six months following the date of his or her termination.

     Amendments to the Plan. The Plan may be amended by the Board to the extent it deems necessary or appropriate (within the limits of Code Section 422), and the Plan may be terminated by the Board at any time. The Board may not unilaterally modify, amend or cancel any Stock Option, SAR or Restricted Stock previously granted or shares of Common Stock purchased without the consent of the holder of such Stock Option, SAR or Restricted Stock or Common Stock or unless there is a dissolution or liquidation of the Company or a similar transaction.

     Adjustment of Shares. The number, kind or class of shares of Common Stock reserved for issuance under the Plan, the annual grant caps, the $9.45 floor on the option price for Non-ISO's automatically granted upon the purchase of Common Stock under the Plan, the number, kind or class of shares of Common Stock subject to Stock Options or SARs granted under the Plan, and the option price of the Stock Options and the SAR Value of the SARs, as well as the number, kind or class of shares of Restricted Stock granted under the Plan, shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company.


     Sale or Merger of the Company. If on any date the Company agrees to sell all or substantially all of its assets or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Common Stock is converted into another security or into the right to receive securities or property or if a tender offer is made which could lead to a change in control of the Company (as defined in the Plan and other than a tender offer by the Company or an employee benefit plan established and maintained by the Company, a "Change in Control"), or if there otherwise is a Change in Control of the Company on any date, any and all conditions to the exercise of outstanding Stock Options and SARs and any and all outstanding issuance and forfeiture conditions on any Restricted Stock on such date automatically shall be deemed satisfied in full, the Company's repurchase right with respect to shares of Common Stock purchased under the Plan shall immediately expire and the Board will have the right (to the extent required as part of such transaction) to cancel such Stock Options, SARs and Restricted Stock grants after each key employee and outside director is provided a reasonable opportunity to exercise his or her Stock Options, SARs and to take such other actions as necessary or appropriate to receive the Common Stock subject to any Restricted Stock grants.


     Loans. If approved by the Committee, the Company may lend money to, or guarantee loans by a third party to, any key employee to finance the exercise of any Stock Option granted under the Plan.


     Term of the 1999 Incentive Stock Plan. No Stock Option, SAR or Restricted Stock shall be granted under the Plan and no shares of Common Stock shall be purchased under the Plan after April 16, 2009 or, if earlier, on the date on which all of the Common Stock reserved under the Plan has been issued or no longer is available for use under the Plan.


FEDERAL INCOME TAX CONSEQUENCES

     The rules concerning the federal income tax consequences with respect to grants made pursuant to the Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (i) any federal tax consequences other than income tax consequences or (ii) any state, local or foreign tax consequences that may apply.

     ISOs. In general, a key employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment in computing the key employee's alternative minimum taxable income. If the key employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of exercise of the ISO, a subsequent disposition of the Common Stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to any income tax deduction as a result of such disposition.

The Company normally will not be entitled to take an income tax deduction at either the grant or the exercise of an ISO.

     If the key employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and the Company will be entitled to an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or (ii) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the key employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

     Non-ISOs. A key employee or an outside director will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the key employee or outside director generally will recognize ordinary income and the Company will be entitled to take an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the key employee or outside director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

     SARs. A key employee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the key employee will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the key employee receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee in the same taxable year in which the key employee recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

     Restricted Stock. A key employee or outside director is not subject to any federal income tax upon the grant of Restricted Stock, nor does the grant of Restricted Stock result in an income tax deduction for the Company, unless the restrictions on the stock do not present a substantial risk of forfeiture as defined under Section 83 of the Code. In the year that the Restricted Stock is no longer subject to a substantial risk of forfeiture, the key employee or outside director will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock transferred to the key employee or outside director, generally determined on the date the Restricted Stock is no longer subject to a substantial risk of forfeiture. If a key employee or outside director is subject to Section 16(b) of the Exchange Act and cannot sell the Common Stock without being subject to liability under such section, the stock will be treated as subject to a substantial risk of forfeiture. If the Restricted Stock is forfeited, the key employee or outside director will recognize no gain.

     A key employee or outside director may make an election under Section 83(b) of the Code to recognize the fair market value of the Common Stock as taxable income at the time of grant of the Restricted Stock. If such an election is made, (i) the key employee or outside director will not otherwise be taxed in the year that the Restricted Stock is no longer subject to a substantial risk of forfeiture and (ii) if the Restricted Stock is subsequently forfeited, the key employee or outside director will be allowed no deduction with respect to such forfeiture. Cash dividends paid to a key employee or outside director on shares of Restricted Stock prior to the date the Restricted Stock is no longer subject to a substantial risk of forfeiture or is forfeited are treated as ordinary income of the key employee or outside director in the year received. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the key employee or outside director when such ordinary income is recognized by the key employee or outside director, provided the Company satisfies applicable federal income tax reporting requirements. Depending on the period shares of Common Stock are held after receipt by the key employee or outside director, the sale or other taxable disposition of such shares will result in short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares generally when the Restricted Stock is no longer subject to a substantial risk of forfeiture.

     Share Purchases and Loans. The purchases of shares of Common Stock under the terms of the Plan will be at fair market value, and the loans that may be extended under the Plan to permit a key employee or outside director to purchase such shares of Common Stock will bear market interest rates. Thus, upon the key employee's or outside director's purchase of shares of Common Stock or the extension to the key employee or outside director of a loan under the Plan to permit him or her to purchase such shares, the key employee or outside director will not recognize any taxable income, and the Company will not be entitled to take an income tax deduction.


     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL AND ADOPTION OF THE PLAN.



                             ADDITIONAL INFORMATION


PROPOSALS FOR 2000 MEETING


     The Company anticipates that its 2000 Annual Meeting will be held during May 2000. Accordingly, any proposal of stockholders that is intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than December 31, 1999 and must comply with all other applicable legal requirements in order to be included in the Company's proxy statement and form of proxy for that meeting. The Company will have the right to confer to the persons named in its proxy cards for the Company's 2000 Annual Meeting discretionary authority to vote on any stockholder proposal that is not received at the Company's principal executive offices by March 16, 2000.


COMMITTEE AND MEETINGS

     The Board of Directors of the Company held 12 meetings during the year ended December 31, 1998. The Audit Committee, which consists of Messrs. Bogan, Bovender, Eberle and Gildea, and Ms. Goldberg, held four meetings during 1998. The functions of the Audit Committee are (i) to recommend the appointment of the Company's independent accountants, (ii) to meet periodically with the Company's management and its independent accountants on matters relating to the annual audit, internal controls, and accounting principles of the Company, and the Company's financial reporting and (iii) to review potential conflict of interest situations, where appropriate. The Compensation Committee, which during 1998 consisted of Messrs. Bogan, Bovender, Eberle and Gildea, and Ms. Goldberg, held two meetings during 1998. The functions of the Compensation Committee are (i) to review and approve all employment and termination of executive officers, (ii) to monitor compensation of all management staff and (iii) to review and approve compensation of the Chief Executive Officer and other senior management. The Stock Committee, which consists of Messrs. Bogan, Bovender, and Gildea, and Ms. Goldberg, held three meetings during 1998. The function of the Stock Committee is to administer the Company's Amended Incentive Stock Plan and the Employee Stock Purchase Plan. The Company does not have a standing nominating committee. The Executive Committee, which consists of Messrs. Mercy and Eberle, held two meetings during 1998. The function of the Executive Committee is to exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company except as may be limited by the Delaware General Corporation Law. During 1998, each director, except Messrs. Bogan and Bovender, attended more than 75% of all meetings of the Board of Directors and the committees on which he or she served.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by law to furnish the Company copies of all Forms 3, 4 and 5 they file. Based solely on the Company's review of the copies of such forms it has received and representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1998.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company's audited financial statements, supplementary financial information, management's discussion and analysis of financial condition and results of operations and quantitative and qualitative disclosures about market risk are incorporated herein by reference to the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998, a copy of which is being mailed with this Proxy Statement. Certain unaudited financial information of the Company is incorporated herein by reference to Amendment No. 2 to the Company's Current Report on Form 8-K, dated July 28, 1999, a copy of which is being mailed with this Proxy Statement.

                 [LETTERHEAD OF SUNTRUST EQUITABLE SECURITIES]

                                                                         ANNEX A
                                January 26, 1999

Board of Directors
America Service Group
105 Westpark Drive, Ste. 300
Brentwood, Tennessee 37027

Lady and Gentlemen:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock of America Service Group Inc., a Delaware corporation (the "Company"), of the consideration to be paid or received by the Company, as the case may be, with all such transactions being taken as a whole:

  (i) in exchange for all the outstanding capital stock (the "EMSA Stock") of EMSA Government Services, Inc., a Florida corporation ("EMSA"), pursuant to the Stock Purchase Agreement, dated as of December 18, 1998 (the "Purchase Agreement"), by and between Inphynet Administrative Services, Inc. ("Seller") and the Company (the "Acquisition");

  (ii) for the issuance of $15,000,000 aggregate principal amount of Subordinated Convertible Bridge Notes (the "Notes") with detachable warrants for the purchase of shares of Common Stock of the Company (the "Warrants") and $5,000,000 of convertible preferred stock (the "Preferred Stock") to funds managed by Ferrer, Freeman, Thompson & Co. ("FFT"), on the terms and subject to the conditions set forth in the term sheet dated November 13, 1998 and executed by FFT and the Company (the "FFT Securities Term Sheet"); and

  (iii) in borrowing up to $52,000,000 (the "Senior Debt") from NationsBank of Tennessee, N.A. ("NationsBank") pursuant to an Amended and Restated Credit Agreement, on the terms and subject to the conditions set forth in the term sheet issued by NationsBank, dated November 13, 1998 (the "Senior Debt Term Sheet").

     The purchase price to be paid for the EMSA Stock under the Purchase Agreement is $67,000,000, subject to adjustment, upwards or downwards, based upon EMSA's working capital as of the closing date. The terms and conditions of the Acquisition are more fully set forth in the Purchase Agreement. The FFT Term Sheet provides for the issuance of $15,000,000 principal amount of Notes with detachable Warrants to purchase 135,000 shares of the Company's Common Stock for a purchase price of $15,000,000, and shares of Preferred Stock for a purchase price of $5,000,000. The Notes, Warrants and Preferred Stock are sometimes referred to collectively as the "FFT Securities". The Notes are convertible into additional shares of Preferred Stock for a period of one year from closing subject to certain conditions, including approval by the Company's stockholders. The terms of the FFT Securities and certain conditions to their issuance, including the delivery to the Company of a fairness opinion of its financial advisor and the negotiation and execution of definitive agreements and documentation, are summarized in the FFT Securities Term Sheet. The terms and conditions of the Senior Debt are summarized in the Senior Debt Term Sheet, and the availability to the Company of the Senior Debt is subject to the negotiation and execution of definitive agreements and documentation.

     SunTrust Equitable Securities Corporation ("SunTrust Equitable"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee for rendering this opinion. In the past, SunTrust Equitable has performed investment banking and financial advisory services for the Company from time to time for which we have received compensation. In the ordinary course of our business, we may trade the equity securities of the Company and MedPartners, Inc., a Delaware corporation and the parent of EMSA ("MedPartners"), for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     In connection with our opinion, we have reviewed, among other things, (i) the Purchase Agreement; (ii) the FFT Securities Term Sheet; (iii) the Senior Debt Term Sheet; (iv) certain financial and other information with respect to EMSA, MedPartners and the Company that was publicly available; and (v) certain financial analyses, financial forecasts, reports and other information prepared by the respective managements and representatives of the Company and EMSA which was furnished to us by you. We held discussions with the management and representatives of the Company and EMSA concerning the historical and current operations, financial condition, business, strategic objectives and prospects of EMSA and the Company. In addition, we (a) conducted a comparable companies analysis in which we reviewed three different sets of publicly traded companies, comprising health maintenance organizations, physician practice management companies and corrections companies, including an analysis of historical financial information, historical stock market prices and current market capitalization and debt levels relative to various operating measures and earnings estimates, and earnings expectations forecasted by securities analysts;
(b) performed a discounted cash flow analysis; (c) reviewed the financial terms of certain recent acquisitions involving public and private companies, including both health maintenance organizations and corrections companies; (d) performed a pro forma combination analysis which involved estimating the potential financial impact of the Acquisition on the historical and projected earnings per share of the Company, based upon factors which included the anticipated accounting treatment for the Acquisition, the source of funds to effectuate the Acquisition, and the anticipated operating contribution of EMSA to the Company's financial performance; and (e) conducted such other financial studies, and analyses and considered such other factors as we deemed appropriate in arriving at our opinion. We note that certain terms of the FFT Securities, including the ultimate conversion price of the Preferred Stock, are dependent upon the market price for the Company's Common Stock during certain periods set forth in the FFT Securities Term Sheet. These presently unascertainable variables could lead to a number of different outcomes. Accordingly, we analyzed two different scenarios:
(A) a "base case" in which we assumed that the Notes are converted into Preferred Stock on June 30, 1999, and that there is a modest increase in the market price of the Company's Common Stock during the period within which the conversion price of the Common Stock would be subject to adjustment (the "Adjustment Period"); and (B) a "pessimistic case" in which we assumed that the Notes are not converted into Preferred Stock and that the market price of the Company's Common Stock does not appreciate during the Adjustment Period. Each of these scenarios was analyzed with regard to (1) the impact on the Company's diluted earnings per share; (2) the anticipated financial covenants under the Senior Debt credit facility; and (3) the percentage of the Common Stock of the Company which might be owned by the purchasers of the FFT Securities as a result of the potential adjustment in the conversion price of the Preferred Stock.

     In rendering this opinion, we have relied, without assuming any responsibility for independent verification, on the accuracy and completeness of all financial and other information reviewed by us that was publicly available or furnished to us concerning the Company or EMSA. We have assumed that the financial forecasts and other information and data furnished to us and which we examined were reasonably prepared on bases reflecting the best currently available estimates and good faith judgment of the respective managements of the Company and EMSA with respect to the future financial performance of the Company and EMSA and the potential strategic implications and operational benefits anticipated from the Acquisition. We have also assumed, with your consent, (I) that the Company will acquire the EMSA Stock under the Purchase Agreement, that each of the parties thereto will perform all of the covenants and agreements to be performed by it under the Purchase Agreement, and that all conditions to the obligations of each party will be satisfied without any waiver thereof, except to the extent that any non-compliance or waiver would not be material to our analysis; (II) that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Acquisition will be obtained, and that in connection with obtaining any such approvals and consents, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made, that would have a material adverse effect on EMSA or the Company or materially reduce the contemplated benefits of the Acquisition; and (III) definitive documents will be negotiated and executed with respect to the FFT Securities and the Senior Debt that contain terms and conditions reasonably customary for such securities and indebtedness that currently are available to similarly situated entities, and that the terms of the FFT Securities and the Senior Debt in the definitive documents relating thereto will not vary from the terms set forth in the FFT Securities Term Sheet or the Senior Debt Term Sheet, as the case may be, in any regard that would be material to our analysis. We have not made an independent evaluation or appraisal of the assets or liabilities (individually or collectively, contingent or otherwise) of EMSA, nor were we furnished with any such evaluations or appraisals. We understand that the purchase price for the EMSA Stock was determined in arms-length negotiations between the Company and the Seller. Our opinion does not address the solvency of the Company. Our opinion is based upon economic, monetary, stock market and other conditions existing on the date hereof.


     It is understood that this opinion is addressed to and for the use and benefit of the Board of Directors of the Company in evaluating each of the contemplated transactions. This opinion is not a recommendation to the stockholders of the Company with respect to any aspect of the contemplated transactions for which the approval of stockholders of the Company may be sought or required.

     Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the consideration to be paid or received by the Company, as the case may be, (i) for the EMSA Stock, (ii) for the FFT Securities and (iii) for the Senior Debt, with all such transactions being taken as a whole, is fair, from a financial point of view, to the holders of shares of the Company's Common Stock.

                                  Very truly yours,

                                  /s/ SunTrust Equitable Securities Corporation

                                  SUNTRUST EQUITABLE SECURITIES CORPORATION

                                                                         ANNEX B

                           AMERICA SERVICE GROUP INC.

                           1999 INCENTIVE STOCK PLAN

                               TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
sec. 1  BACKGROUND AND PURPOSE..........................................   B-1
sec. 2  DEFINITIONS.....................................................   B-1
      2.1   ASG.........................................................   B-1
      2.2   Affiliate...................................................   B-1
      2.3   Board.......................................................   B-1
      2.4   Change in Control...........................................   B-1
      2.5   Code........................................................   B-1
      2.6   Committee...................................................   B-1
      2.7   Director....................................................   B-1
      2.8   Fair Market Value...........................................   B-1
      2.9   ISO.........................................................   B-2
      2.10  Key Employee................................................   B-2
      2.11  1933 Act....................................................   B-2
      2.12  1934 Act....................................................   B-2
      2.13  Non-ISO.....................................................   B-2
      2.14  Option......................................................   B-2
      2.15  Option Certificate..........................................   B-2
      2.16  Option Price................................................   B-2
      2.17  Parent......................................................   B-2
      2.18  Plan........................................................   B-2
      2.19  Restricted Stock............................................   B-2
      2.20  Restricted Stock Certificate................................   B-2
      2.21  Rule 16b-3..................................................   B-2
      2.22  Stock.......................................................   B-2
      2.23  SAR Value...................................................   B-2
      2.24  Stock Appreciation Right....................................   B-2
      2.25  Stock Appreciation Right Certificate........................   B-2
      2.26  Subsidiary..................................................   B-2
      2.27  Ten Percent Shareholder.....................................   B-2
sec. 3  SHARES RESERVED UNDER PLAN......................................   B-3
sec. 4  EFFECTIVE DATE..................................................   B-3
sec. 5  COMMITTEE.......................................................   B-3
sec. 6  ELIGIBILITY AND ANNUAL GRANT CAPS...............................   B-3
sec. 7  OPTIONS.........................................................   B-3
      7.1   Committee Action............................................   B-3
      7.2   $100,000 Limit..............................................   B-4
      7.3   Grants to Directors.........................................   B-4
      7.4   Option Price................................................   B-5
      7.5   Exercise Period.............................................   B-5
sec. 8  STOCK APPRECIATION RIGHTS.......................................   B-5
      8.1   Committee Action............................................   B-5
      8.2   Terms and Conditions........................................   B-5
            (a) Stock Appreciation Right Certificate....................   B-5
            (b) Option Certificate......................................   B-5
      8.3   Exercise....................................................   B-5
sec. 9  RESTRICTED STOCK................................................   B-6
      9.1   Committee Action............................................   B-6
      9.2   Effective Date..............................................   B-6


                                                                          PAGE
                                                                          ----
      9.3   Conditions..................................................   B-6
            (a) Conditions to Issuance of Stock.........................   B-6
            (b) Forfeiture Conditions...................................   B-6
      9.4   Dividends and Voting Rights.................................   B-6
      9.5   Satisfaction of Forfeiture Conditions; Provision for Income
            and Excise Taxes............................................   B-6
      9.6   Section 162(m)..............................................   B-7
sec. 10  SHARE PURCHASE PROGRAM.........................................   B-7
      10.1  Share Purchases.............................................   B-7
      10.2  Non-ISO Grants..............................................   B-7
      10.3  Loans to Purchase Shares....................................   B-8
sec. 11  NONTRANSFERABILITY.............................................   B-9
sec. 12  SECURITIES REGISTRATION........................................   B-9
sec. 13  LIFE OF PLAN...................................................   B-9
sec. 14  ADJUSTMENT.....................................................  B-10
      14.1  Capital Structure...........................................  B-10
      14.2  Mergers.....................................................  B-10
      14.3  Fractional Shares...........................................  B-10
sec. 15  SALE, MERGER OR CHANGE IN CONTROL..............................  B-10
sec. 16  AMENDMENT OR TERMINATION.......................................  B-11
sec. 17  MISCELLANEOUS..................................................  B-11
      17.1  Shareholder Rights..........................................  B-11
      17.2  No Contract of Employment...................................  B-11
      17.3  Withholding.................................................  B-11
      17.4  Construction................................................  B-11
      17.5  Other Conditions............................................  B-11
      17.6  Rule 16b-3..................................................  B-12
      17.7  Loans.......................................................  B-12


                                     SEC. 1

                             BACKGROUND AND PURPOSE

     The purpose of this Plan is to promote the interest of ASG by authorizing the Committee to grant Options and Restricted Stock to Key Employees and Directors, to grant Restricted Stock and Stock Appreciation Rights to Key Employees and to offer Key Employees or Directors the right to purchase shares of Stock in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of ASG which corresponds to the stake of each of ASG's stockholders.

                                     SEC. 2

                                  DEFINITIONS

     2.1 ASG -- means America Service Group Inc. and successor to America Service Group Inc.

     2.2 Affiliate -- means any organization (other than a Subsidiary) that would be treated as under common control with ASG under sec. 414(c) of the Code if "50 percent" were substituted for "80 percent" in the income tax regulations under sec. 414(c) of the Code.

     2.3 Board -- means the Board of Directors of ASG.

     2.4 Change in Control -- means (1) a "change in control" of ASG of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the 1934 Act, (2) a "person" (as that term is used in Section 14(d)(2) of the 1934 Act) becomes after the effective date of this Plan the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of ASG, (3) the individuals who at the beginning of any period of two consecutive years or less constitute the Board cease for any reason during such period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of such period, (4) the shareholders of ASG approve any dissolution or liquidation of ASG or any sale or disposition of 50% or more of the assets or business of ASG or (5) the shareholders of ASG approve a merger or consolidation to which ASG is a party (other than a merger or consolidation with a wholly-owned subsidiary of ASG) or a share exchange in which ASG shall exchange ASG shares for shares of another corporation as a result of which the persons who were shareholders of ASG immediately before the effective date of such merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.

     2.5 Code -- means the Internal Revenue Code of 1986, as amended.

     2.6 Committee -- means the Incentive Stock Committee, a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "non-employee director" under Rule 16b-3 and an "outside director" under sec. 162(m) of the Code.

     2.7 Director -- means any member of the Board who is not an employee of ASG or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of ASG.

     2.8 Fair Market Value -- means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with sec. 2.8(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     2.9 ISO -- means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of sec. 422 of the Code.


     2.10 Key Employee -- means an employee of, or an independent contractor providing consulting or advisory services to, ASG or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of ASG.


     2.11 1933 Act -- means the Securities Act of 1933, as amended.

     2.12 1934 Act -- means the Securities Exchange Act of 1934, as amended.

     2.13 Non-ISO -- means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of sec. 422 of the Code.

     2.14 Option -- means an ISO or a Non-ISO which is granted under sec. 7 of this Plan.

     2.15 Option Certificate -- means the written certificate which sets forth the terms and conditions of an Option granted to a Key Employee or Director under this Plan.

     2.16 Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.17 Parent -- means any corporation which is a parent of ASG within the meaning of sec. 424(e) of the Code.

     2.18 Plan -- means this America Service Group Inc. 1999 Incentive Stock Plan as effective as of the date adopted by the Board in 1999 and as amended from time to time thereafter.

     2.19 Restricted Stock -- means Stock granted to a Key Employee or Director under sec. 9 of this Plan.

     2.20 Restricted Stock Certificate -- means the written certificate which sets forth the terms and conditions of a Restricted Stock grant to a Key Employee or Director.

     2.21 Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

     2.22 Stock -- means $.01 par value common stock of ASG.

     2.23 SAR Value -- means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under sec. 10.

     2.24 Stock Appreciation Right -- means a right to receive the appreciation in a share of Stock which is granted under sec. 8 of this Plan either as part of an Option or independent of any Option.

     2.25 Stock Appreciation Right Certificate -- means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Key Employee as part of an Option.

     2.26 Subsidiary -- means a corporation which is a subsidiary corporation (within the meaning of sec. 424(f) of the Code) of ASG.

     2.27 Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of sec. 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either ASG, a Subsidiary or Parent.

                                     SEC. 3

                           SHARES RESERVED UNDER PLAN

     There shall be 1,060,000 shares of Stock reserved for use under this Plan. Such shares of Stock shall be reserved to the extent that ASG deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by ASG. Any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option, any shares of Restricted Stock which are forfeited or canceled, any shares of Stock that are repurchased by ASG under sec. 10 and any shares of Stock subject to a Stock Appreciation Right with respect to which no exercise has been made under sec. 8 before the cancellation or expiration of such Stock Appreciation Right thereafter shall again become available for use under this Plan, but any shares of Stock used to exercise an Option or to satisfy a withholding obligation shall not again become available for use under this Plan.

                                     SEC. 4

                                 EFFECTIVE DATE


     The effective date of this Plan shall be April 16, 1999, the date of its adoption by the Board, provided the shareholders of ASG (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date. Any Option or Restricted Stock or Stock Appreciation Right granted before such shareholder approval automatically shall be granted subject to such approval.


                                     SEC. 5

                                   COMMITTEE

     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to sec. 14, sec. 15 and sec. 16 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on ASG, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action.

                                     SEC. 6

                       ELIGIBILITY AND ANNUAL GRANT CAPS

     Only Key Employees who are employed by ASG or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan, and Key Employees and Directors shall be eligible for the grant of Non-ISOs and Restricted Stock and for the right to purchase shares of Stock under this Plan. Only Key Employees shall be eligible for the grant of Stock Appreciation Rights under this Plan. No Key Employee in any calendar year shall be granted an Option to purchase more than 100,000 shares of Stock or a Stock Appreciation Right with respect to more than 100,000 shares of stock.

                                     SEC. 7

                                    OPTIONS


     7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock and, further, the Committee shall have the right to grant new options in exchange for the cancellation of outstanding Options which have a lower Option price than the new Options. Notwithstanding anything in this Plan to the contrary, the Committee shall not have the right to grant new options in exchange for the cancellation of outstanding Options which have a higher Option price than the new Options. Each grant of an Option to a Key Employee shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. The Committee also shall have the right in connection with the grant of one Option to provide in the related Option Certificate for the automatic grant of one, or more than one, additional Option, where the grant of the additional Option or Options would be triggered by the occurrence of such event or such events as the Committee deems appropriate under the circumstances.

     7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate fair market value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the limitation set forth in this sec. 7.2 in accordance with sec. 422(d) of the Code, and the Committee shall treat this sec. 7.2 as in effect only for those periods for which sec. 422(d) of the Code is in effect.


     7.3 Grants to Directors. The Committee may grant a Non-ISO to each Director, upon nomination, pending election to ASG's Board by ASG's stockholders, or as of the first day he or she first serves as a Director to purchase a number of shares of Stock that is determined by the Committee in its absolute discretion and such number shall be the same for each Director whose service as such starts on such date. In addition, the Committee may grant a Non-ISO to each Director who is serving as such on the date of ASG's annual stockholder's meeting to purchase a number of shares of Stock that is determined by the Committee in its absolute discretion and such number shall be the same for each Director who is serving as such on such date. Each grant of a Non-ISO to a Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth such terms and conditions of such grant as the Committee acting in its absolute discretion deems appropriate and proper under the circumstances and consistent with the terms of this Plan. No Director shall be eligible to receive an Option under this Plan except as provided in this sec. 7.3. A grant of a Non-ISO to a Director under this sec. 7.3 is intended to be granted in a manner which continues to allow such Director to be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of sec. 162(m) of the Code, and all Non-ISOs granted to Directors under this sec. 7.3 shall be construed to effect such intent.



     7.4 Option Price. The Option Price for each share of Stock subject to an Option which is granted to a Key Employee or Director shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted; provided, further, however, that Non-ISO's granted pursuant to sec. 10.2 of this Plan shall be granted at an exercise price which is not less than the greater of (i) the fair market value of the Common Stock as determined on the grant date in accordance with this Plan and (ii) $9.45. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid through any broker facilitated cashless exercise procedure acceptable to the Committee or its delegate. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock is presented to the Committee or its delegate in such form as acceptable to the Committee.

     7.5 Exercise Period. Each Option granted under this sec. 7 to a Key Employee or Director shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option granted to a Key Employee or Director exercisable on or after the earlier of

          (1) the date such Option is exercised in full, or

          (2) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

          (3) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee or the service of a Director has terminated for any reason whatsoever, including death or disability.

                                     SEC. 8

                           STOCK APPRECIATION RIGHTS

     8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant a Stock Appreciation Right to a Key Employee under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

     8.2 Terms and Conditions.


          (a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock to which the Key Employee has the right to appreciation and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.


          (b) Option Certificate. If a Stock Appreciation Right is evidenced by an Option Certificate, the SAR Value for each share of Stock subject to the Stock Appreciation Right shall be the Option Price for the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

     8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock subject to such Stock Appreciation Right exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee upon the exercise of his or her Stock Appreciation Right shall receive a payment from ASG in cash or in Stock, or in a combination of cash and Stock, and any payment in Stock shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this sec. 8.3.

                                     SEC. 9

                                RESTRICTED STOCK

     9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to Key Employees or Directors under this Plan from time to time and, further, shall have the right to make new Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant to such Key Employee or Director. Each Restricted Stock grant shall be evidenced by a Restricted Stock Certificate, and each Restricted Stock Certificate shall set forth the conditions, if any, under which the grant will be effective and the conditions under which the Key Employee's or Director's interest in the underlying Stock will become nonforfeitable.

     9.2 Effective Date. A Restricted Stock grant shall be effective (1) as of the date set by the Committee when the grant is made or, if the grant is made subject to one, or more than one, condition, (2) as of the date such conditions, or each such condition, have been timely satisfied.

     9.3 Conditions.

           (a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Restricted Stock to a Key Employee or Director subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Restricted Stock Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Restricted Stock grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by ASG pending the satisfaction of the forfeiture conditions, if any, under sec. 9.3(b) for the related Restricted Stock grant.

           (b) Forfeiture Conditions. The Committee acting in its absolute discretion may make Restricted Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Restricted Stock Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Employee's or Director's nonforfeitable interest in the shares of Stock underlying a Restricted Stock grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Restricted Stock grant shall be unavailable under sec. 3 after such grant is effective unless such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under sec. 3 as of the date of such failure.

     9.4 Dividends and Voting Rights. If a cash dividend is paid on a share of Stock underlying a Restricted Stock grant during the period which begins on the date such grant is effective and ends immediately before the first date that a Key Employee's or Director's interest in such underlying Stock (1) is forfeited completely or (2) becomes completely nonforfeitable, ASG shall pay such cash dividend directly to such Key Employee or Director. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Key Employee's or Director's interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee or Director also shall have the right to vote the Stock underlying his or her Restricted Stock grant during such period.

     9.5 Satisfaction of Forfeiture Conditions; Provision for Income and Excise Taxes. A share of Stock shall cease to be Restricted Stock at such time as a Key Employee's or Director's interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter. The Committee acting in its absolute discretion shall have the power to authorize and direct ASG to pay a cash bonus (or to provide in the terms of the Restricted Stock Certificate for ASG to make such payment) to a Key Employee or Director to pay all, or any portion of, his or her federal, state and local income tax liability which the Committee deems attributable to his or her interest in his or her Restricted Stock grant becoming nonforfeitable and, further, to pay any such tax liability attributable to such cash bonus.

     9.6 Section 162(m). The Committee shall use its best efforts (where the Committee deems appropriate under the circumstances) to grant Restricted Stock either (1) subject to at least one condition which seems likely to result in the Restricted Stock qualifying as "performance-based compensation" under sec. 162(m) of the Code or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for ASG with respect to such Restricted Stock Grant.

                                    SEC. 10

                             SHARE PURCHASE PROGRAM

     10.1 Share Purchases.


          (a) In General. The Committee acting in its absolute discretion may (subject to such terms and conditions as the Committee deems appropriate under the circumstance) offer a Key Employee or Director the right to purchase at Fair Market Value under this Plan on any date shares of Stock having an aggregate Fair Market Value of no less than $7,500 and no more than $150,000 for a Key Employee and no less than $7,500 and no more than $37,500 for a Director. No share of Stock purchased by a Key Employee or a Director under this sec. 10.1 shall be transferable unless such transfer is made subject to all the terms and conditions set forth in sec. 10.1(b) of this Plan, and ASG shall have the right to affix a legend on any related stock certificate to this effect.



          (b) Share Repurchase Right Upon Termination of Employment or
     Service. Upon a Key Employee's voluntary termination of employment or a termination of a Key Employee for "cause" or upon the voluntary termination of a Director's service as such or the termination of a Director's service as such for "cause" (all as determined by the Committee in its discretion), ASG shall have the right (but not the obligation) to purchase from the Key Employee or Director (or his or her transferee) at any time during the period determined by the Committee acting in its absolute discretion that starts on the date of such termination and that runs no longer than six (6) months, and the Key Employee or Director (or his or her transferee) shall have the obligation to sell to ASG, for a price equal to the purchase price of the Stock plus, if a loan was extended to the Key Employee or Director under sec. 10.3 of this Plan to permit the Key Employee or Director to purchase such shares of Stock, the interest paid on the loan, the shares of Stock purchased by the Key Employee or Director under sec. 10.1(a) of this Plan plus any additional shares attributable to such shares of Stock.



     10.2 Non-ISO Grants



          (a) In General. The Committee acting in its absolute discretion may grant to any Key Employee or Director who purchases shares of Stock under sec. 10.1 of this Plan a Non-ISO under this sec. 10.2(a) to purchase a number of shares of Stock that is determined by the Committee acting in its absolute discretion and that is not less than two times the number of shares of Stock purchased and not more than three times the number of shares of Stock purchased.



          (b) Option Price. The Option Price for any Non-ISO granted under sec. 10.2(a) shall be no less than the greater of (i) the Fair Market Value of a share of Stock on the date the Non-ISO is granted and (ii) $9.45 per share.



          (c) Terms. Except as expressly provided in this sec. 10.2, any Non-ISO granted pursuant to this sec. 10.2 shall be granted subject to such terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, and such terms and conditions shall be set forth in an Option Certificate evidencing the grant of such Non-ISO.

          (d) Exercise of Non-ISOs Granted Under sec. 10.2(a). No Non-ISO granted pursuant to sec. 10.2(a) shall (subject to sec. 15 of this Plan) be exercisable on any date unless the Key Employee or the Director continues to hold on such date 100% of the shares of Stock he or she purchased under sec. 10.1 of this Plan in order to receive the grant of such Non-ISO, and each Non-ISO granted pursuant to sec. 10.2(a) shall be forfeited in full if the Key Employee's employment terminates or the Director's service as such terminates before the fourth anniversary of the date the Non-ISO is granted to such Key Employee or Director; provided, however, that if the Key Employee's employment terminates involuntarily other than for "cause" or if the Director's service as such terminates involuntarily other than for "cause" (all as determined by the Committee acting in its absolute discretion), then the Key Employee or the Director shall have the right to exercise the Non-ISO with respect to:


             (1) one-fourth of the shares of Stock underlying the grant of the Non-ISO (rounding down to the nearest whole number) if he or she remained a Key Employee or Director until the first anniversary of the date the Non-ISO was granted;

             (2) half of the shares of Stock underlying the grant of the Non-ISO (rounding down to the nearest whole number) if he or she remained a Key Employee or Director until the second anniversary of the date the Non-ISO was granted; and

             (3) three-fourths of the shares of Stock underlying the grant of the Non-ISO (rounding down to the nearest whole number) if he or she remained a Key Employee or Director until the third anniversary of the date the Non-ISO was granted;


     provided, further, that if the Key Employee's employment terminates involuntarily other than for "cause" or if the Director's service as such terminates involuntarily other than for "cause" (all as determined by the Committee in its discretion) on any date before or after the fourth anniversary of the date the Non-ISO was granted, the Key Employee or the Director shall have the right to exercise the Non-ISO (to the extent exercisable under this sec. 10.2(d) as of the date his or her employment or service so terminates) until the earlier of (A) the expiration of the six-month period immediately following the date his or her employment or service so terminates or (B) the date described in sec. 7.5(3) of this Plan.


     10.3 Loans to Purchase Shares.


          (a) In General. The Committee acting in its absolute discretion may cause ASG to extend a loan to a Key Employee or a Director to permit the Key Employee or Director to purchase shares of Stock under sec. 10.1 of this Plan, and any such loan must have a principal amount that is no less than $7,500 and no more than $150,000 for Key Employees and $37,500 for Directors. The term of any such loan shall be fixed and shall be set by the Committee acting in its absolute discretion, and any such loan shall bear interest at the "applicable Federal rate" (as defined in Code Section 7872 and the regulations thereunder (including any final, proposed and temporary regulations)) for a term loan. All of the terms and conditions of any such loan (except as expressly provided in this sec. 10) shall be determined by the Committee acting in its absolute discretion at the time of the loan. The aggregate principal amount of all loans outstanding under this sec.
     10.3 to all Key Employees and Directors on any date shall not exceed $1,300,000.



          (b) No Transfer. No share of Stock purchased with the proceeds of a loan extended pursuant to this sec. 10.3 may be transferred by the Key Employee or the Director until the principal amount of, and any accrued interest on, such loan is repaid in full; provided, however, that such shares may be sold to repay the loan, as determined by the Committee acting in its discretion.


          (c) Loan Repayment Upon Termination of Employment or Service. Upon the termination of the Key Employee's employment for any reason or upon the termination of the Director's service as such for any reason, the loan described in this sec. 10.3 shall become due and payable in full within six months following the date of his or her termination.

                                    SEC. 11

                               NONTRANSFERABILITY

     No Option, Restricted Stock or Stock Appreciation Right shall (absent the Committee's consent) be transferable by a Key Employee or an Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee's consent) be exercisable during a Key Employee's or Director's lifetime only by the Key Employee or Director. The person or persons to whom an Option or Restricted Stock or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee's consent) thereafter shall be treated as the Key Employee or Director. The transferability of shares of Stock purchased under sec. 10 of this Plan shall be determined under sec. 10 of this Plan.

                                    SEC. 12

                            SECURITIES REGISTRATION

     As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by ASG, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by ASG, shall deliver to ASG a written statement satisfactory to ASG to that effect. Each Option Certificate, Restricted Stock Certificate and Stock Appreciation Right Certificate also shall provide that, if so requested by ASG, the Key Employee or Director shall make a written representation to ASG that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to ASG an opinion in form and substance satisfactory to ASG of legal counsel satisfactory to ASG that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Restricted Stock may at the discretion of ASG bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to ASG of legal counsel satisfactory to ASG that such registration is not required.

                                    SEC. 13

                                  LIFE OF PLAN

     No Option, Restricted Stock or Stock Appreciation Right shall be granted under this Plan, and no shares of Stock shall be purchased under this Plan on or after the earlier of

          (1) the tenth anniversary of the effective date of this Plan (as determined under sec. 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Restricted Stock grants under this Plan have been forfeited or the forfeiture conditions, if any, on such Stock have been satisfied in full, or

          (2) the date on which all of the Stock reserved under sec. 3 of this Plan has (as a result of the purchase of shares of Stock or the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Restricted Stock) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                    SEC. 14

                                   ADJUSTMENT


     14.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under sec. 3 of this Plan, the grant caps described in sec. 6 of this Plan, the $9.45 floor on the Option Price in sec. 10.2(b) of this Plan, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class of shares of Restricted Stock granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of ASG, including, but not limited to, such changes as stock dividends or stock splits.


     14.2 Mergers. The Committee as part of any corporate transaction described in sec. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code and without regard to the annual grant caps described in sec. 6 of this Plan) the number, kind or class (or any combination thereof) of shares of Stock reserved under sec. 3 of this Plan and the grant caps described in sec. 6 of this Plan. Furthermore, the Committee as part of any corporate transaction described in sec. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock underlying any purchases of shares of Stock under this Plan or any Restricted Stock grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) to make Restricted Stock, Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, restricted stock, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such restricted stock, option or appreciation right grants.

     14.3 Fractional Shares. If any adjustment under this sec. 14 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Restricted Stock grants or purchases of shares of Stock shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this sec. 14 by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under sec. 3" within the meaning of sec. 16 of this Plan.

                                    SEC. 15

                       SALE, MERGER OR CHANGE IN CONTROL

     If on any date ASG agrees (whether or not such agreement is subject to the approval of ASG's shareholders) to sell all or substantially all of its assets or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property or if a tender offer is made on any date which could lead to a Change in Control (other than a tender offer by ASG or an employee benefit plan established and maintained by ASG), or if there otherwise is a Change in Control of ASG on any date, any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights and any and all outstanding issuance and forfeiture conditions on any Restricted Stock on such date automatically shall be deemed satisfied in full, ASG's repurchase right under sec.10 shall immediately expire and the Board shall have the right (to the extent required as part of such transaction) to cancel such Options, Stock Appreciation Rights and Restricted Stock grants after providing each Key Employee and Director a reasonable opportunity to exercise his or her Options and

Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Restricted Stock grants.

                                    SEC. 16

                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of ASG required under sec. 422 of the Code (1) to increase the number of shares of Stock reserved under sec. 3 which can be used for ISO grants, or (2) to change the class of employees eligible for Options which are ISOs. The Board also may suspend the granting of Options or Stock Appreciation Rights or Restricted Stock and the purchase of shares of stock under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option, Stock Appreciation Right or Restricted Stock granted or shares of Stock purchased before such suspension or termination unless (1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of ASG or a transaction described in sec. 14 or sec. 15 of this Plan.

                                    SEC. 17

                                 MISCELLANEOUS

     17.1 Shareholder Rights. No Key Employee or Director shall have any rights as a shareholder of ASG as a result of the grant of an Option or a Stock Appreciation Right granted to him or her under this Plan or his or her exercise of such Option or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option to such Key Employee or Director. Subject to sec. 9.4, a Key Employee's rights as a shareholder in the shares of Stock underlying a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Certificate.

     17.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or Restricted Stock to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate, or Restricted Stock Certificate.

     17.3 Withholding. Each Option, Stock Appreciation Right and Restricted Stock grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to the exercise of such Option or Stock Appreciation Right or the satisfaction of any forfeiture conditions with respect to Restricted Stock issued in the name of the Key Employee or Director. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate or a Restricted Stock Certificate that a Key Employee or Director may elect to satisfy federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan.


     17.4 Construction. All references to sections (sec.) are to sections (sec.) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Finally, each term set forth in sec. 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.


     17.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Restricted Stock Certificate may require that a Key Employee or Director (as a condition to the exercise of an Option or a Stock Appreciation Right or a Restricted Stock grant) enter into any agreement or make such representa-tions prepared by ASG, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or Restricted Stock grant or provides for the repurchase of such Stock by ASG under certain circumstances.

     17.6 Rule 16b-3. The Committee shall have the right to amend any Option, Restricted Stock or Stock Appreciation Right grant or to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

     17.7 Loans. If approved by the Committee, ASG may lend money to, or guarantee loans made by a third party to, any Key Employee to finance the exercise of any Option granted under this Plan, and the exercise of an Option with the proceeds of any such loan shall be treated as an exercise for cash under this Plan.

     IN WITNESS WHEREOF, America Service Group Inc. has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

                                          AMERICA SERVICE GROUP INC.


                                          By:     /s/ MICHAEL CATALANO
                                            ------------------------------------
                                               President and Chief Executive
                                                           Officer

                                          Date: April 16, 1999
                                             -----------------------------------

                           AMERICA SERVICE GROUP INC.

                                     PROXY

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

               ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 30, 1999



     The undersigned hereby appoints MICHAEL CATALANO and JEAN L. BYASSEE and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of America Service Group Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Monday, August 30, 1999, at 10:00 a.m., Central Daylight Time, at NationsBank Plaza, 414 Union Street, 3rd Floor, Nashville, Tennessee 37219, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.


                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

                              - FOLD AND DETACH -

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSALS.
            Please mark your votes as [X] indicated in this example

 1.  TO ELECT NINE (9) DIRECTORS TO TERMS EXPIRING AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS:
     Michael Catalano                            Carol R. Goldberg                           Richard M. Mastaler
     William D. Eberle                           David A. Freeman                            Scott L. Mercy
     John W. Gildea                              Jeffrey L. McWaters                         Richard D. Wright
[ ]  FOR ALL NOMINEES LISTED (EXCEPT AS     [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL
     MARKED TO THE CONTRARY BELOW)               NOMINEES LISTED
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
ABOVE.)
 2.  TO RATIFY THE PRIVATE PLACEMENT (TO BE VOTED ON BY HOLDERS OF COMMON STOCK ONLY):
[ ]  FOR                                    [ ]  AGAINST                                [ ]  ABSTAIN
 3.  TO APPROVE THE STOCK ISSUANCE (TO BE VOTED ON BY HOLDERS OF COMMON STOCK ONLY):
[ ]  FOR                                    [ ]  AGAINST                                [ ]  ABSTAIN
 4.  TO APPROVE AND ADOPT THE 1999 INCENTIVE STOCK PLAN.
[ ]  FOR                                    [ ]  AGAINST                                [ ]  ABSTAIN

                          (Continued on reverse side)

                          (continued from other side)


 5.  IN THE DISCRETION OF THE PROXIES, ON ANY MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.


                                                Dated:                    , 1999
                                                     ----------------------

                                                --------------------------------
                                                 Signature(s) of Shareholder(s)

                                                Please sign exactly as your name
                                                or names appears hereon. Where
                                                more than one owner is shown
                                                above, each should sign. When
                                                signing in a fiduciary or
                                                representative capacity, please
                                                give full title. If this proxy
                                                is submitted by a corporation,
                                                it should be executed in the
                                                full corporate name by a duly
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.